Exhibit 4(rr)


THIS AGREEMENT                     is made the 21st day of December Two Thousand
and Four

BETWEEN the Vendor whose name(s), address(es)/registered office(s) and identification number/business registration number are more particularly set out in Part A of Schedule 1 hereto ("the Vendor") of the one part and the Purchaser whose names(s), address(es)/registered office(s) and identification number/business registration number are more particularly set out in Part B of
Schedule 1 hereto ("the Purchaser") of the other part.

WHEREAS :-

(A) Under and by virtue of an Agreement for Lease dated 21st May 1992 and registered in the Land Registry by Memorial No.5342490 as supplemented by a Supplemental Agreement dated 13th December 2000 and registered in the Land Registry by Memorial No.8276621 and the Lease dated 13th December 2000 and registered in the Land Registry by Memorial No.8276622 as rectified by a Deed of Rectification and Confirmation dated 12th March 2001 and registered in the Land Registry by Memorial No.8340656 issued pursuant thereto (the Lease Memorial No. 8276622 as so rectified "the Lease"), Taikoo Place Holdings Limited ("the Owner") as owner let and Monance Limited ("the Lessee") as lessee took the Land and the Premises more particularly described in Part C of Schedule 1 hereto for the term of 999 years from and including 2nd February 1882, less the last 3 days thereof ("the Term") subject to the payment of rent and other amounts thereby reserved and to the terms and conditions therein contained including the restriction on alienation contained in Clause 5.9 of the Lease.

(B) Under and by virtue of an Assignment dated 6th September 2002 and registered in the Land Registry by Memorial No.8777848, the Lessee assigned to the Vendor by way of sale the Land and the Premises held by the Lessee under the Lease for the residue of the Term created under the Lease subject to the rent and other amounts payable under the Lease and to the covenants, conditions and provisos contained in the Government Lease of Quarry Bay Marine Lot No.1 ("the Government Lease") and the Lease.

(C) The Vendor has agreed to sell and the Purchaser has agreed to purchase the Land and the Premises held by the Vendor under the Lease for the residue of the Term created under the Lease subject to the rent and other amounts payable under the Lease and to

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


     the covenants, conditions and provisos contained in the Government Lease and the Lease in the manner hereinafter appearing.

NOW IT IS HEREBY AGREED as follows :-

1.       1.1      The Vendor shall sell and the Purchaser shall purchase All
                  That the Land and the Premises held by the Vendor under the Lease (the Land and the Premises held by the Vendor under the Lease are hereinafter referred to as "the Property") together with all the estate rights title benefit interest privileges and appurtenances thereunto belonging or appertaining including the furniture, chattels, fittings, facilities, equipment and all other effects now installed therein at the date hereof (collectively "Furniture and Fittings") for the residue of the Term created under the Lease subject to the payment of the rent and other amounts payable under the Lease and subject also to the covenants, conditions and provisos contained in the Government Lease and the Lease at the purchase price referred to in Clause 2 hereof ("the Purchase
                  Price").

         1.2 The Vendor shall assign the Property by one assignment to the Purchaser which shall be prepared by and at the expense of the Purchaser.

         1.3 The Purchaser shall not sub-sell the Property or transfer the benefit of this Agreement, whether by way of a direct or indirect reservation, right of first refusal, option, trustee or power of attorney, nomination or any other method, arrangement or document of any description, conditional or unconditional or enter into any agreement so to do before the completion of the sale and purchase and execution of the Assignment to the Purchaser and the Purchaser hereby covenants to that effect with the Vendor. The Purchaser shall not be entitled to required the Vendor to assign the Property to anyone other than the Purchaser. TMW Asia Property Fund I GmbH & Co., KG. shall remain the ultimate beneficial owner of not less than 50% of the entire issued share capital of the Purchaser on completion.

         1.4 The Property is sold and will be assigned subject to and with the benefit of all rights of way, lights, drainage and other easements and quasi-easements and rights of adjoining owners (if any) and/or the Government adversely or beneficially affecting the Property.


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


         1.5 For the purpose of completing the purchase herein, the Purchaser shall as from completion comply with all the terms and conditions of the Lease including but not limited to enter into direct covenants with the Owner to perform and observe all the Lessee's covenants and provisions of the Lease including without limitation the restriction on alienation contained in Clause 5.9 of the Lease. The Purchaser shall before completion enter into direct covenants with the Owner in accordance with Clause 5.9 of the Lease.

2. The Purchase Price of the Property shall be in the sum set out in Part H of Schedule 1 hereto which shall be paid and satisfied by the Purchaser to the Vendor in the manner set out in Schedule 2 hereto.

3.       3.1      Completion shall take place at the offices of Messrs Woo,
                  Kwan, Lee & Lo at Room 2801, Sun Hung Kai Centre, No.30
                  Harbour Road, Wanchai, Hong Kong on the date specified in Part
                  G of Schedule 1 hereto between the hours of 9:30a.m. and 5:00p.m. on weekdays and 9:30a.m. and 1:00p.m. on Saturdays
                  Provided that the Vendor shall have the right to call for early completion by giving not less than 14 days notice in writing to the Purchaser whereupon completion shall take place on the date of expiry of such notice Provided Further that such notice may not be served earlier than 25 January 2005.
                  The parties hereto expressly agree that completion of the sale and purchase shall be implemented by way of the usual solicitors' undertaking subject to the usual Law Society
                  Qualifications.

         3.2 Notwithstanding Clause 3.1 above, either party may by written notice served to the other party not less than seven business days before completion request for formal completion in which case formal completion shall take place and the balance of purchase price shall be paid by cashier orders.

4.       Time shall in every respect be of the essence of this Agreement.

5.       5.1      Completion of the sale and purchase under this Agreement is subject to and conditional upon the compliance by Pacific
                  Century Premium Developments Limited (the holding company of the Vendor), with the requirements of The


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                  Stock Exchange of Hong Kong Limited ("the Stock Exchange") and
                  in particular the requirements under The Rules Governing the Listing of Securities on the Stock Exchange ("the Listing Rules") in relation to this Agreement and the transactions contemplated under this Agreement, including without limitation (if required) the passing of a resolution by the shareholders of Pacific Century Premium Developments Limited at a general meeting approving this Agreement and the transactions contemplated under this Agreement in accordance with the Listing Rules.

         5.2 In the event that the condition precedent referred to in Clause 5.1 hereof is not fulfilled on or before 31 January 2005, or such later date as the parties hereto may agree, this Agreement shall immediately determine in which event :-

                  (a) all the deposits and/or part payment (if any) of the Purchase Price paid by the Purchaser to the Vendor hereunder shall be returned to the Purchaser within 7 days with interest;

                  (b) if possession of the Land and/or the Premises or any part(s) thereof has already been delivered by the Vendor to the Purchaser, the Purchaser shall re-deliver the same to the Vendor within 7 days thereof; and

                  (c) such determination shall not prejudice any rights and/or remedies that either party may have against the other in respect of any antecedent breach of obligations.

6.       6.1      (a)      The Property is to be assigned to the Purchaser upon
                           completion with good title and free from encumbrances.

                  (b) The Purchaser has reviewed the Vendor's title to the Property before signing this Agreement and the Purchaser shall be deemed to have accepted the Vendor's title to the Property as at the date hereof upon signing this Agreement and no objections and requisitions (if any) may be made by the Purchaser in respect of such title to the Property.

         6.2 For proof of title purposes, the Vendor shall undertake to get all the assurance and act (if any) which shall be required for getting in, surrendering or


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


                  releasing any outstanding estate, right, title or interest or for completing or perfecting the Vendor's title or for stamping any unstamped or insufficiently stamped document or for any other purpose shall be prepared, made and done by and at the expenses of the Vendor.

         6.3 The Vendor shall not be required to prove that the Property sold corresponds with the description contained in the muniments of title, and if there shall be any immaterial error, mis-statement, mis-description or omission, the same shall not annul the sale nor entitle the Purchaser to be discharged from his purchase, nor shall any compensation be allowed or paid by the Vendor in respect thereof.

7.       7.1      The Property shall be sold to the Purchaser on an "as is"
                  basis. The Purchaser acknowledges that it has been invited to inspect the Property or has caused it to be inspected on its behalf. The Purchaser is deemed to have full knowledge of the physical state and condition of the Property.

         7.2 The Vendor gives no warranty expressly or by implication as to:

                  (a) the fittings and finishes or the installations and appliances (if any) incorporated in the Property or in the building or buildings of which the Property form(s) part;

                  (b) the state and condition of the Property or of the said building or buildings or of the fittings, finishes, installations, chattels or appliances therein or thereof;

                  (c) the composition of the said building or buildings or the nature or manner of its or their construction;

                  (d)      the floor area of the Property;

                  (e)      the permitted user of the Property; and

                  (f) the fitness or otherwise of the Property for development or re-development.


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


         7.3 The Vendor gives no warranty whatsoever whether the Property is included in any lay-out plans (draft or approved) under the Town Planning Ordinance (Cap.131). The Purchaser shall in respect of the matters aforesaid be responsible for making its own inquiry and investigation regarding any provisions or redevelopment restrictions affecting the Property under the said Ordinance and/or any other relevant ordinance for the time being in force and the Purchaser is deemed to have agreed to purchase the Property subject to such provisions and/or restrictions, if any, and the Purchaser shall be bound to complete the purchase notwithstanding any notice which may be given or issued or published in pursuance of the said Ordinance and/or any other relevant ordinance for the time being in force after the signing of this Agreement.

         7.4 The Vendor does not warrant or represent that each and every fixture, fitting, erection, structure and building works (if any) on the Property or any part or parts thereof is erected in all respects in compliance with the Buildings Ordinance, the Fire Safety (Commercial Premises) Ordinance and/or their respective subsidiary legislations and/or any other legislation or regulation. The Vendor shall be under no liability whatsoever if it is discovered at any time (whether before or after completion of the purchase) that the present use of the Property or any part or parts thereof is not a permitted use or that at the date hereof or before completion, there is or are any erection, structure, fittings, fixture and/or building works (if any) in any part or parts of the Property which is in contravention of the Buildings Ordinance, the Fire Safety (Commercial Premises) Ordinance and their respective subsidiary legislations and/or other legislation or regulation, and the Vendor shall not be held responsible for the demolition, alteration, removal, reinstatement, reinforcement and/or any other works relating to such illegal erection, structure, fixture, fittings and/or building works (if any) or for any costs and expenses of and incidental thereto whether or not such works are required by the Building Authority or the incorporated owners or the manager of the building or buildings of which the Property form(s) part or any other public authorities or body or otherwise. The Purchaser shall not be entitled to rescind this Agreement or to annul the sale or to claim any compensation or damages from the Vendor by reason of or in connection with any such


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


                  contravention.

         7.5 The Vendor gives no warranty whatsoever as to whether the Property is affected by any notice under the Government Lands Resumption Ordinance, Cap.124 or the Mass Transit Railway (Land Resumption and Related Provisions) Ordinance Cap.276 or any other form of notice of similar nature. The Purchaser shall be personally responsible for making its own inquiry and investigation in respect of the matters aforesaid and of any provisions or redevelopment restrictions affecting the Property under any Ordinance. If it shall be ascertained at any time before completion of the purchase that the Property is affected by any of the said Ordinances, the Purchaser is deemed to have agreed to purchase the Property subject to such provisions and/or restrictions, if any, and the Purchaser shall be bound to complete the purchase notwithstanding any notice which may be given or issued or published in pursuance of any Ordinance after signing of this Agreement.

         7.6 The Purchaser hereby expressly declares and agrees to purchase the Property subject to any notice(s) and/or order(s) from time to time and at any time issued or to be issued by the Government or other competent authority or the manager of the Property either requiring, without limitation, the Vendor to demolish, alter, reinstate, repair, renovate or improve any part of the Property and/or requiring the Vendor as one of the co-owners of the Property to effect any demolition, alteration, reinstatement, repair, renovation or improvement to any common part or facility of the building or buildings of which the Property form(s) part and/or to any adjacent slope(s) the repairing obligation of which lies with the co-owners of the Property and/or to contribute towards the expenses incurred or to be incurred in connection with all or any of the foregoing. All costs and expenses for such demolition, alteration, reinstatement, repair, renovation or improvement or contribution shall be borne by the Purchaser absolutely and the Purchaser shall indemnify the Vendor against non-payment.

8.       8.1      All stamp duties (whether ad valorem or otherwise) and
                  land registration fees payable in connection with this sale and purchase (including but not limited to the stamp duty and land registration fees payable on the preliminary agreement for sale and purchase as specified in Part F of Schedule 1 hereto


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                  ("the Preliminary Agreement"), this Agreement and the
                  subsequent Assignment made pursuant to this Agreement) shall be borne by the Purchaser absolutely. In the event of the consideration stated in the Preliminary Agreement, this Agreement and the subsequent Assignment not being accepted by the Collector of Stamp Revenue as representing the true value of the Property the additional stamp duties charged by him in accordance with his valuation of the Property shall be borne by the Purchaser absolutely who shall indemnify and keep the Vendor fully indemnified against any loss or damage suffered by the Vendor resulting from any delay or default in payment of the said stamp duty.

         8.2 The Purchaser undertakes to deposit the appropriate amount in respect of stamp duty with the Purchaser's solicitors at completion and further undertakes to procure that the Purchaser's solicitors shall confirm with the Vendor's solicitors that such appropriate amount has been so deposited with them together with documentary evidence in support.

9. Each party shall bear his own solicitors' costs of and incidental to this Agreement and the subsequent Assignment.

10.      10.1     The Vendor declares that Messrs. Woo, Kwan, Lee & Lo are the
                  Vendor's agent for the purposes of receiving all monies payable to the Vendor pursuant to this Agreement including the balance of the Purchase Price payable upon completion.

         10.2 The Vendor further declares that the payment to such agent of any deposit, instalments of the purchase price and the balance thereof (if any) shall be a full and sufficient discharge of the Purchaser's obligations hereunder.

         10.3 The Vendor may revoke the authority of the agent and appoint another solicitor as an agent in his place. No such revocation shall be valid unless:

                  (a)      it is in writing addressed to the Purchaser;
                  (b) it is delivered to the Purchaser care of his solicitors at least seven clear days prior to completion; and
                  (c)      it specifically identifies this Agreement.


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


11 If, between the date of this Agreement and completion, the Property or any part thereof is damaged or destroyed due to fire, earthquake, or other calamities, force majeure or Act of God, the following provisions shall apply:

         (a) if the total costs and expenses for reinstating the damaged or destroyed portion of the Property together with all professional fees in relation thereto (the "Reinstatement Costs") are less than HK$200,000,000, the Purchaser shall be obliged to pay the balance of the purchase price and complete the purchase of the Property in accordance with Clause 3 above;

         (b) if the Reinstatement Costs are HK$200,000,000 or more, the Purchaser shall have the option to either (i) proceed to completion in accordance with Clause 3 above; or (ii) postpone completion until after the relevant damaged or destroyed portion has been reinstated to its original condition prior to such damage or destruction by, and at the cost of, the Vendor. Such postponed completion shall take place on a date specified by the Vendor in a written notice to the Purchaser provided that (1) the completion of the reinstatement work shall be completed on or before 31 December 2005 and the Vendor shall produce evidence by way of a copy of a certificate of fitness for occupation from an Authorized Person (as defined in the Buildings Ordinance) appointed by the Vendor for such reinstatement work; (2) the specified date must not be less than 30 days from the date of such notice; and (3) if the reinstatement is not completed by 31 December 2005 (in respect of which the time shall be of the essence) the Purchaser shall have the right to terminate this Agreement by written notice to the Vendor and not complete the purchase of the Property hereunder and all moneys paid towards the purchase price by the Purchaser to the Vendor pursuant to the provisions of this Agreement shall be forthwith refunded by the Vendor to the Purchaser.

         The Purchaser shall take out sufficient insurance over the Property effective from the date of this Agreement covering damage and destruction due to reasons stated above as a minimum. If the Purchaser is obliged to or elects to complete the purchase of the Property (other than a postponed completion under paragraph (b)(ii) above), the Purchaser shall reinstate the Property at its own costs.

         The Reinstatement Costs shall be determined by taking the arithmetic mean of the


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         written quotations given by three independent firms of qualified surveyors in Hong Kong as being the costs for reinstating the relevant damaged or destroyed portion. The three firms are Davis Langdon & Seah
         (HK) Limited, Levett and Bailey Chartered Quantity Surveyor Limited and WTP (Hong Kong) Limited and the fees and expenses of such firms shall be borne by the Vendor and the Purchaser in equal shares.

12. Should the Purchaser fail to complete the purchase of the Property in accordance with the terms and conditions herein contained the Vendor may (without being obliged to tender an Assignment to the Purchaser) forthwith determine this Agreement and the Vendor shall thereupon be entitled to re-enter upon the Property and repossess the same if possession shall have been given to the Purchaser free from any right or interest of the Purchaser therein and the Vendor shall be entitled to forfeit all the said deposit or further deposits or instalments of the Purchase Price paid to the Vendor absolutely.

13. Upon determination or rescission of this Agreement pursuant to any provision herein, the Vendor may resell the Property either as a whole or in lots and either by public auction or by tender or by private contract or partly by one and partly by the other(s) of such methods subject to such stipulations as to title or otherwise as the Vendor may think fit and any increase in price on resale shall belong to the Vendor. Without prejudice to the Vendor's right to recover the actual loss which may flow from the Purchaser's breach of this Agreement after taking into account the amount of the said deposit forfeited by the Vendor, on such resale any deficiency in price shall be made good and all reasonable expenses attending such resale or any attempted resale shall be borne by the Purchaser and such deficiency and expenses shall be recoverable by the Vendor. This Clause shall not preclude or be deemed to preclude the Vendor from taking other steps or remedies to enforce the Vendor's rights hereunder or otherwise or prevent the Vendor from recovering, in addition to the above, damages representing interest paid or lost by him by reason of the Purchaser's failure. On the exercise of the Vendor's right to determine or rescind this Agreement pursuant to any provision herein, the Vendor shall have the right, if this Agreement shall have been registered at the Land Registry, to register at the Land Registry an instrument signed by the Vendor alone evidencing such determination or rescission as aforesaid of the sale of the Property and to vacate the registration of this Agreement and on the signing of the said instrument by the Vendor, the Purchaser shall be deemed to have


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         been divested of any interest in the Property under this Agreement.

14. In the event of the Vendor failing to complete the sale of the Property in accordance with the terms hereof, all moneys paid by the Purchaser to the Vendor pursuant to the provisions of this Agreement shall be forthwith returned to the Purchaser who shall also be entitled to recover from the Vendor damages (if any) which the Purchaser may sustain by reason of such failure on the part of the Vendor and it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution.

15. Nothing in this Agreement shall be so construed as to prevent either the Vendor or the Purchaser from bringing an action and obtaining a decree for specific performance of this Agreement either in lieu of the aforesaid damages or in addition to such damages as the party bringing such action may have sustained by reason of the breach by the other party to this Agreement and it shall not be necessary for the Purchaser to tender an Assignment to the Vendor for execution before bringing such action for specific performance.

16. Notwithstanding anything herein provided, if the date fixed for completion of the sale and purchase of the Property and/or any of the date(s) stipulated for payment herein shall fall on a day which is not a business day (defined as a day on which The Hongkong and Shanghai Banking Corporation Limited is open for business in Hong Kong) or shall fall on a day on which typhoon signal No.8 or above or black rainstorm signal is hoisted in Hong Kong at any time between 9:30a.m. to 5:00p.m. on a weekday or at any time between 9:30a.m. to 1:00 p.m. on a Saturday, such date for completion or date(s) of payment (as the case may be) shall automatically be postponed to the next business day or such next succeeding day on which no typhoon signal No.8 or above or black rainstorm signal is hoisted (as the case may be).

17. Pursuant to Section 29B of the Stamp Duty Ordinance Cap.117, the Vendor and the Purchaser hereby state the specified information in Schedule 1 hereto to the best knowledge and belief of both parties.

18. The parties hereto hereby declare that they fully understand and acknowledge that no other date than the date of the Preliminary Agreement, this Agreement and the date of the Assignment pursuant thereto (which respective dates will be filled in the Questionnaire Form I.R.S.D. 26 for stamping purpose) may be claimed as the relevant


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         dates for valuation of the Property for stamping.

19. If the Purchaser makes default in the payment of any money ("the money") or any part thereof to be payable, transferred or refunded to the Vendor hereunder (including but not limited to the deposit(s), the balance of the Purchase Price, utility and/or management deposit(s), if any, and money payable under the apportionment account) on the relevant due date(s), without prejudice to any other rights or remedies of the Vendor against the Purchaser, the Vendor may at its absolute discretion charge interest on the money or such part thereof as shall for the time being remain unpaid at the rate of 2% per annum over the best lending rate from time to time stipulated by The Hongkong and Shanghai Banking Corporation Limited from the date or respective dates when the money or any part thereof falls due or becomes payable until the date(s) of payment. Such payment of interest shall be in addition to and shall be without prejudice to any other rights and remedies which the Vendor may have against the Purchaser on account of the Purchaser's default in payment on the due date(s) under this Agreement.

20.      20.1     In respect of each payment of Purchase Price or deposit(s) or any part thereof required to be made hereunder, the party making such payment ("the Payer") shall deliver to the party to whom such payment is to be made ("the Payee") a cashier order issued by a licensed bank in Hong Kong or a solicitor's cheque for the relevant amount.

         20.2 Where the purchase price or any part thereof is required to be applied by the Payee to discharge an existing mortgage, charge or encumbrance, or to pay any person(s) who will be a party to the assignment on completion of the sale and purchase herein, the Payee or the Payee's solicitors shall be entitled to require the Payer to split such payment and deliver to the Payee's solicitors one or more cashier order(s) or solicitor's cheque(s) issued in favour of the person(s) or party(ies) entitled to such payment(s) and a separate cashier order or a solicitor's cheque in favour of the Payee or the Vendor's solicitors for the balance. The provisions of Clause 20.1 hereof shall apply to such cashier orders and solicitor's cheques.

         20.3 The Payer shall not be deemed to have discharged the obligation to make payment hereunder unless in making such payment, the Payer also complies


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


                  with the provisions of this Clause 20.

21.      21.1     Any notice, request or other communication given by or on
                  behalf of any party hereto pursuant to or in connection with this Agreement shall be deemed to have been validly given if addressed to the party to whom the notice is given or such party's solicitors. Any such notice, request, or other communication, if addressed to the party to whom it is given at such party's address in Hong Kong herein mentioned or such other address in Hong Kong as may from time to time be notified in writing by such party to the other party or his solicitors, or if addressed to the solicitors of such party at its office address, shall be deemed to have been validly given:-
                  (a)   if delivered by hand, at the time of such delivery;
                        and
                  (b)   if sent by ordinary prepaid post, forty-eight(48) hours
                        after the date of posting.

         21.2 The Vendor hereby irrevocably appoints PCPD Corporate Services Limited whose registered office is situate at Units 701-705, Level 7, Cyberport 3, 100 Cyberport Road, Hong Kong to be its agent for the purpose of accepting service of any process or writ of action in respect of any proceedings in the Hong Kong Courts in connection with this Agreement.

22. Words importing the singular number shall include the plural number and vice versa and words importing the masculine gender shall include the feminine gender and the neuter gender.

23. The parties hereto agree and declare that this Agreement sets out the full agreement between the parties and that their rights and liabilities relating to the sale and purchase of the Property are governed solely by this Agreement and that neither of them is bound by any statements or representations not contained herein.

24.      The Property comprises non-residential property within the meanings of
         Section 29A(1) of the Stamp Duty Ordinance (Cap.117).

25.      25.1     The Property is sold subject to and with the benefit of
                  the existing tenancies, lettings and licences (collectively, "the Tenancies"), brief particulars of which are set out in
                  Schedule 3 hereto. For the avoidance of doubt, such


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


                  particulars are for the Purchaser's information only. The Purchaser hereby acknowledges that it has been supplied with copies of the leases/tenancy agreements/licences/licence agreement in respect of the Tenancies and has inspected or deemed to have inspected the same. The Purchaser is deemed to purchase the Property with full knowledge of the Tenancies and shall take the Property subject to the rights of the tenants thereunder or by reason thereof.

         25.2 The Vendor gives no warranty as to the accuracy of the particulars of the Tenancies set out in Schedule 3 hereto, whether there is any sub-tenancy from each of the tenants and the particulars thereof, if any, and gives no warranty as to the amount of rent lawfully recoverable from the tenants and the effect of any legislation in relation to the Tenancies or as to compliance with any legislation affecting the same. No error or mis-statement in Schedule 3 regarding the Tenancies shall give rise to any right of or action by the Purchaser for rescission compensation or damages. The Vendor warrants that apart from those tenancies set out in Schedule 3, the Vendor has not granted or agreed to grant any other tenancy or lease or licence in respect of the whole or any part of the Property.

         25.3 If any part of the Tenancies shall expire or shall for any reason terminate and the relevant tenant(s) shall have delivered vacant possession of such part of the Property prior to the completion date, the Vendor shall deliver vacant possession of such part of the Property to the Purchaser on completion subject to the terms of the Deed of Appointment of Leasing Agent and Manager referred to in Clause 26 hereof.

         25.4 The Vendor hereby expressly excepts and reserves unto itself the right, after as well as before completion, to claim from the tenants of the Property any arrears of rent and other monies due and owing under the Tenancies up to and inclusive of the actual date of completion and all damages in respect of any breach of the Tenancies before completion. The Purchaser shall give all reasonable assistance to the Vendor to recover such arrears of rent and other monies from the tenants on condition that the Vendor bears all costs and expenses including legal costs in connection with such recovery. The obligations of the Purchaser contained in this Clause 25.4 shall remain effective notwithstanding completion of the sale and purchase herein and shall not be merged or otherwise extinguished by the subsequent Assignment. In the event the tenants shall settle and pay to the Purchaser any arrears of rent (which accrued before the date of Completion) after completion the Purchaser shall account and refund to the Vendor such arrears of rent collected by the Purchaser within 7 days of receipt.

         25.5 On completion, the Vendor shall account to the Purchaser for the deposit held by the Vendor pursuant to the terms of the relevant lease or tenancy agreement of the Tenancies, subject to any deduction which (pursuant to the terms of such lease or tenancy agreement) may be made by the Vendor therefrom in respect of any loss, damage, costs or expenses which may be sustained by the Vendor as a result of any non-observance or non-performance of such lease or tenancy agreement by the relevant tenant. The Purchaser shall give and execute an undertaking to the relevant tenant that the Purchaser shall deal with such deposit in accordance with the relevant lease or tenancy agreement of the Tenancies. The Purchaser undertakes to produce a duplicate copy of such undertaking to the Vendor.

         25.6 The Vendor also reserves the right prior to completion to renew/extend any of the Tenancies and/or grant any new tenancies of any part of the Property on such terms and subject to such conditions as the Vendor acting in good faith shall in its absolute discretion deems fit without the necessity of seeking any prior approval from the Purchaser Provided that each such renewal, extension or grant of any new tenancy shall not extend beyond the expiry date of the Guaranteed Period (i.e. 5 years from the date of completion) and shall not contain any option to renew which if exercised will extend beyond the said date or any option to purchase by the tenants. The Vendor shall notify the Purchaser of the details of such renewal or new tenancy, as soon as the offer letters have been issued and accepted.

         25.7 The Vendor further reserves the right prior to completion to serve any notices to quit / termination or further notices to quit / termination on the tenants concerned or enter into any agreement with the tenants and/or any occupants of any part of the Property to surrender such part of the Property and accept any such surrender on such term as it thinks fit prior to completion and further reserves the rights to perform the obligations on its part of such agreement to surrender after completion.

26.      26.1     It is an essential condition of this Agreement that (a) the
                  Purchaser shall upon completion enter into a Deed of Appointment of Leasing Agent and Manager with Pacific Century
                  Paramount Real Estate Company Limited in the form set out in Appendix I hereto and agreed between the parties; and (b) the Vendor and Ipswich Holdings Limited shall upon completion execute a Rental Guarantee in the form set out in Appendix II hereto and agreed between the parties.

         26.2 The Purchaser hereby irrevocably authorizes and directs the Vendor to pay to the Agent the rental deposits payable by the Vendor to the Purchaser pursuant to Clause 25.5 hereof. The Purchaser further declares that the payment to the Agent as aforesaid shall be a full and sufficient discharge of the Vendor's obligation to pay the rental deposit to the Purchaser under Clause 25.5 hereof.

27. The Vendor shall from time to time before completion upon reasonable prior notice of the Purchaser provide access of the untenanted portion of the Property to the Purchaser (with or without any surveyor or bank staff of the Purchaser's mortgagee bank) for the purpose of viewing the untenanted portion of the Property and/or carrying out valuation and/or carrying on ongoing due diligence on the Tenancies. The Vendor shall also provide access of the untenanted portion of the Property to the Purchaser immediately before completion to verify vacant possession of the untenanted portion of the Property. The Vendor shall use reasonable endeavours to arrange inspection of those tenanted portion of the Property.

28. The rents and profits shall be received and all outgoings shall be discharged by the Vendor up to and inclusive of the actual day of completion, and as from but exclusive of that day all outgoings shall be discharged by the Purchaser. Subject to the production of the apportionment account to be prepared by the Vendor 10 business days before completion together with the relevant receipts or evidence of payment, the apportioned amount shall be settled on completion.

29. The Vendor covenants with the Purchaser that after the signing of this Agreement, the Vendor shall not assign, mortgage, charge or otherwise dispose of or cause or permit any encumbrance to be created against the Property or any part thereof save and except lettings and tenancies to be created by the Vendor in accordance with Clause 25.6 of this Agreement before completion.

30. The Vendor declares and warrants that (save and except the disclosed tenancies in Schedule 3) there is no third party having any interest over the Property. In the event of there being any valid third party claim to the Property which the Vendor is unable to remove on or before completion, the Purchaser shall have the option to rescind this Agreement whereupon all deposit and purchase monies paid by the Purchaser to the Vendor hereunder shall be returned to the Purchaser but without prejudice to the Purchaser's rights against the Vendor for all losses and damages suffered by the purchaser and it shall not be necessary for the Purchaser to tender an assignment to the Vendor for execution.

31. The Vendor shall use its reasonable endeavour to assist the Purchaser in the Purchaser's discussion with the Owner for the entering into a "Deed of Variation of Lease" with the Owner to vary the terms of the Lease in the following manner:-

         (a) to substitute the term "Telecom Subsidiary" and the meaning thereof specified in the Lease by the term "Lessee Subsidiary" which shall mean "a company which is a subsidiary whether directly or indirectly of the Lessee";

         (b) to replace the terms "Telecom Subsidiary" mentioned in the Lease by "Lessee Subsidiary" throughout;

         PROVIDED THAT nothing contained in this Clause shall amount to any warranty by the Vendor as to whether the Owner would agree to enter into the said Deed of Variation nor impose any obligation on the part of the Vendor to procure the successful execution of the said Deed of Variation or to incur any additional legal costs and expenses for the purpose of the preparation and execution of the said Deed of Variation and PROVIDED FURTHER THAT all costs and expenses in relation to the preparation and execution of the said Deed of Variation shall be borne by the Purchaser absolutely.

32.      32.1     Upon completion the Vendor may serve notice(s) ("Notice") to the service providers and contractors ("Contractor(s)") under existing maintenance and/or services contracts ("Contract(s)") for the provision of electrical mechanical lift fire cleaning security and other services for the Property requesting the

                  Contractors to consent to the assignment and novating of the Vendor's rights and obligations under the Contracts to the Purchaser.

         32.2 If the Contractor(s) does not consent to the assignment/novation referred to in Clause 32.2 above or if no response is received from the Contractor(s) within 3 months from the date of service of the Notice, the Vendor may give notice to the Contractor(s) and terminate the relevant Contract(s) if the Vendor has the right to do so thereunder.

         32.3     In the event one or more Contracts are terminated under Clause
                  32.2 above, the Purchaser shall enter into such replacement Contract(s) with such service provider(s) and on such terms and conditions as the Vendor may request provided that such replacement Contract(s) are for a term of not more than 5 years from the date of completion of the sale and purchase herein or they contain a right on the part of the Purchaser to terminate by giving notice without penalty or damages.

                                S C H E D U L E  1
                                ------------------
                                     PART A
                                     ------
                                   The Vendor
                                   ----------

Name     :      PARTNER LINK INVESTMENTS LIMITED
Registered Office : P.O. Box No.957, Offshore Incorporations Centre, Road Town,
                    Tortola, British Virgin Islands
Business Registration Number : 3296317

                                     PART B
                                     ------
                                  The Purchaser
                                  -------------

Name     :      RICHLY LEADER LIMITED
Registered Office : Unit B, 22nd Floor, Bank of China Tower, No. 1 Garden Rod,
                    Hong Kong

Business Registration Number : 35095705

                                     PART C
                                     ------
                                    The Land
                                    --------

ALL THAT Portion of the Remaining Portion of Quarry Bay Marine Lot No.1 as shown coloured Red on Plan 1 annexed to the Lease


                                  The Premises
                                  ------------

All THOSE the following portions of the building known as Dorset House (which comprises a 4 level basement car park, a podium and 2 contiguous tower blocks above the podium) (the "Building") erected on Portions of Section S and the Remaining Portion of Quarry Bay Marine Lot No.1:

(1) All Those portions of the Building now known as PCCW Tower (formerly known at the date of the Lease as Hongkong Telecom Tower (Tower A)) as shown coloured Yellow on Plans 2 to 51 annexed to the Lease; and

(2) All Those loading and unloading bays on the Ground Floor of the Building as shown coloured Yellow hatched Black on Plan 6 annexed to the Lease; and

(3) All Those car parking spaces on Basement Levels 1 to 4 of the Building as shown coloured Yellow hatched Black on Plans 2 to 5 annexed to the Lease

                                     PART D
                                     ------

     The Property is non-residential property within the meanings of Section 29A(1) of the Stamp Duty Ordinance Cap.117.

                                     PART E
                                     ------

     This Agreement was made on the date as specified on page one.

                                     PART F
                                     ------
                            The Preliminary Agreement
                            -------------------------

     This Agreement was preceded by a preliminary agreement made between the same parties hereto and on the same terms on 19 November 2004.

                                     PART G
                                     ------

     The agreed date for a conveyance on sale pursuant to this Agreement shall be on or before 3 March 2005.

                                     PART H
                                     ------

     The agreed consideration for the conveyance on sale that is to, or may, take place pursuant to this Agreement is DOLLARS TWO THOUSAND EIGHT HUNDRED AND EIGHT MILLION ONLY HONG KONG CURRENCY (HK$2,808,000,000).


                                     PART I
                                     ------

     Amount or value of any other consideration which each person executing the document knows has been paid or given or has been agreed to be paid or given to any person for or in connection with the agreement for sale or any conveyance on
sale (excluding legal expenses and estate agent's commission):     Nil

                                S C H E D U L E  2
                                ------------------
                            Payment of Purchase Price
                            -------------------------

     The Purchase Price shall be paid by the Purchaser to the Vendor in the manner as follows:

(a) The Purchaser shall pay to the Vendor the sum of HK$280,800,000 being deposit and in part payment of the Purchase Price upon signing hereof.

(b) The balance of the Purchase Price in the sum of HK$2,527,200,000 shall be paid by the Purchaser to the Vendor upon completion.

SIGNED by  YUEN TIN FAN, FRANCIS       )    For and on behalf of
                                       )    PARTNER LINK INVESTMENTS LIMITED
for and on behalf of the Vendor        )
in the presence of                     )    --------------------------------
                                                     Authorised Signature(s)



      Alice Y. L. Chan
          Solicitor
        Hong Kong SAR



RECEIVED on or before the day and year first above)
written of and from the Purchaser the above       )
mentioned deposit of DOLLARS TWO HUNDRED          )
EIGHTY MILLION EIGHT HUNDRED                      )
THOUSAND ONLY Hong Kong Currency                  )HK$280,800,000


                                               For and on behalf of
                                               PARTNER LINK INVESTMENTS LIMITED

                                               --------------------------------
                                                        Authorised Signature(s)


                                             ________________________________
                                                         the Vendor

                                             I hereby verify the sigature of
                                             Yuen Tin Fan, Francis

                                             Luz Yiu Fai
                                             Solicitor, Hong Kong SAR
                                             Luoo, Kwan, Lee & Lo

SIGNED by                                   ) For and on behalf of
  LEONG CHI MENG                            ) PARTNER LINK INVESTMENTS LIMITED
                                            )
for and on behalf of the Purchaser          ) --------------------------------
whose signature(s)is/are verified by :-     )          Authorised Signature(s)



Cheung Yun Kwan, Monica
   Koo and Partners
   In association with
Paul, Hastings, Janofsky & Walker LLP
   Solicitor, Hong Kong, SAR

                                A P P E N D I X  I
                                ------------------

                Deed of Appointment of Leasing Agent and Manager
                ------------------------------------------------

                                                                      Appendix I
                                                                      ----------

THIS DEED is made this         day of

BETWEEN RICHLY LEADER LIMITED a company incorporated in Hong Kong whose
registered office is situate at [                                              ]

(hereinafter called "the Owner") of the one part; And PACIFIC CENTURY PARAMOUNT REAL ESTATE COMPANY LIMITED a company incorporated in Hong Kong with its registered office situate at Units 701-5, Level 7, Cyberport 3, 100 Cyberport Road, Hong Kong (hereinafter called "the Agent") of the other part.

WHEREAS:-

(A) By an Agreement for Sale and Purchase dated [ ] and made between PARTNER LINK INVESTMENTS LIMITED ("the Vendor") as vendor and the Owner as purchaser ("the Agreement"), the Vendor agreed to sell and the Owner agreed to purchase the Land and the Premises more particularly described in the Schedule 1 hereto ("the Property") subject to the terms and conditions thereof.

(B) Under and by virtue of an Assignment bearing even date as this Deed, the Vendor assigned to the Owner by way of sale the Property.

(C) Pursuant to the Agreement and a Deed of Rental Guarantee ("the Deed of Rental Guarantee") between the Vendor, Ipswich Holdings Limited and the Owner bearing even date as this Deed, the Owner and the Agent shall enter into this Deed whereby the Agent is appointed:

     (1) as the Owner's sole leasing agent to deal with all leasing and tenancy matters of the Property; and

     (2) as the Owner's sole manager of the Property for the management of the Property.

NOW THIS DEED WITNESSETH as follows:-


                                   SECTION I
                                   ---------
                          APPOINTMENT OF LEASING AGENT
                          ----------------------------

1. The Owner hereby appoints the Agent as its sole and exclusive leasing agent who shall have the authority to do such acts and things in relation to the leasing of the Property or any part(s) thereof subject to and upon the terms and conditions as set out in this Deed for a period of five (5) years commencing on the date of this Deed unless the Agent's appointment is terminated earlier pursuant to the terms of this Deed.

2. As such sole and exclusive leasing agent, the Agent's authority shall be as follows (all to be performed at the Agent's own costs and expenses):-

     (a) (i) To negotiate with tenants or licensees (collectively called

               "Tenants/Licensees" and individually "Tenant/Licensee"), whether existing or prospective, in relation to the leasing or licensing (including renewal thereof) of the Property or any part(s) thereof on such terms and conditions as the Agent shall in its discretion think fit but subject always to the terms of Clause 2A,

        (ii) To promote and/or advertise the leasing of the Property or any part(s) thereof through any media and marketing tools using such wording and/or graphics as the Agent shall in its discretion think fit;

        (iii) To organize and/or co-ordinate such leasing promotion activities as the Agent shall in its discretion think fit.

               PROVIDED ALWAYS THAT in exercising its discretion under this Deed, the Agent shall act for the benefit and advantage of the Owner and the Agent shall not act or allow or suffer anything to be done whereby the Owner's interest in the Property will be prejudicially or adversely affected.

     (b) Subject to the provisions of Clause 2A hereof, to enter into offer letter(s), letter(s) of intent or confirmation(s) for lease/tenancy, licence(s), agreement(s) for lease/tenancy and lease(s)/tenancy agreements(s) and to grant or renew licences, tenancy agreements and leases in respect of the Property or any part(s) thereof (collectively called "the Letting Agreements" and individually called "the Letting Agreement") at such rent or licence fee and on such terms and conditions as the Agent shall in its discretion think fit and to receive any earnest money or deposit and advance licence/rental payment from the Tenants/Licensees and to give receipts therefor; and for this purpose, sign, seal, deliver, execute and perform as the Owner's act and deed any Letting Agreements, surrenders, memorials, undertakings or any other ancillary or related agreements or instruments.

     (c) To demand, collect, receive and recover from all present and future Tenants/Licensees of the Property or any part(s) thereof rents, licence fees, management and service charges, air-conditioning charges and sums of money payable under the Letting Agreements (collectively called "Rents/Fees") from time to time and to give receipts therefor.

     (d) On non-payment of any Rents/Fees to enter into and upon the relevant part of the Property and to distrain for arrears of the Rents/Fees and on receipt of the same or any part thereof (including all moneys realized under distress) to sign and deliver proper and effectual receipts or other discharges or acknowledgements.

     (e) To sign and give lawful notices to my Tenants/Licensees to quit, to repair, to abate nuisance or to remedy a breach of covenant under the Letting Agreements and to accept surrenders of any Letting Agreements, cancellation of letters of intent, cancellation of confirmation letters or cancellation of licence agreement on such terms as the Agent may think fit.

     (f) To recover possession of the Property or any part(s) thereof by means of all lawful proceedings or legal actions from any Tenants/Licensees or occupiers as the Agent may think fit.

     (g) To take such steps at law to commence and defend any action or other legal proceedings in any court or tribunal to enforce any covenants and conditions contained in any Letting Agreement and upon any breach or non-performance or non-observance of any such covenants or conditions to preserve the Owner's rights and interests in the Property as the Agent may think fit.

     (h) To accept delivery of possession from Tenants/Licensees whether on expiry or termination of the Letting Agreement or otherwise.

     (i) To ask demand receive and recover from all intending Tenants/Licensees or any part thereof all deposits, advance payments and sums of money now or at any time hereafter to become due owing and payable in respect of the Property or any part thereof in any manner whatsoever and also on non-payment thereof or of any part thereof to take such steps including legal proceedings to recover such payments or any part thereof as the Agent shall from time to time think fit.

     (j) To hold all rental and other deposits in respect of the Property or any part thereof whether present or future and to deduct therefrom any arrears of Rents/Fees which the Owner as landlord is entitled to make under the Letting Agreements and to pay over such deducted sum to the Vendor direct during the subsistence of the Deed of Rental Guarantee.

     (k) To enter upon when and as often as the Agent shall think proper the Property or any part thereof to view the state of repair thereof and where appropriate to order and direct all necessary or proper repairs refurbishment and improvements of or concerning the same and in that behalf to sign and give notices to any lessees, tenants and licensees and occupiers of the Property or any part thereof concerning any defects in the repair or condition of the same and requiring them to make good such defects.

     (l) To enforce all covenants conditions and stipulations contained in the Letting Agreements or any letter of intent or confirmation letter or agreement for lease or agreement for tenancy agreement or agreement for licence agreement or lease or tenancy agreement or licence agreement or surrender of lease or surrender of tenancy agreement or cancellation of letter of intent or cancellation of confirmation letter, or cancellation of licence agreement affecting the Property or any part thereof or in any provisions contained in any Ordinance of Hong Kong relating to the same or any part thereof and upon breach of non-performance or non-observance of any such covenants conditions or stipulations to enter into and upon the Property or any part thereof in relation to which such breach non-performance or non-observance shall have happened and to take possession of the same to the intent that the Letting Agreement or the letter of intent or confirmation letter or agreement for lease or agreement for tenancy agreement or agreement for licence agreement or lease or tenancy agreement or licence agreement under which the Property or any part thereof is held shall become void according to the laws of Hong Kong or the provisions in that behalf contained in such Letting Agreement or letter of intent or confirmation letter or agreement for lease or agreement for tenancy agreement or agreement for licence agreement or lease or tenancy agreement or licence agreement.

     (m) To settle compromise or submit to arbitration all accounts, claims and disputes arising under the Letting Agreement between the Owner and any Tenants/Licensees thereof.

     (n) To do all other acts and things which the Agent may think expedient or necessary for the proper and efficient agreement for leasing, leasing, agreement for letting, letting, agreement for licensing, licensing, management, services and control of the Property or any part thereof.

     (o) For all or any of the purposes aforesaid to sign the Owner's name to all contracts and other deeds documents and writings and to sign seal and as the Owner's act and deed deliver and execute on the Owner's behalf all Letting - Agreements, letters of intent, confirmation letters, agreements for leases, agreements for tenancy agreements, agreements for licence agreements, leases, tenancy agreements, licence agreements, supplements to letters of intent, supplements to confirmation letters, supplements to agreements for leases, supplements to agreements for tenancy agreements, supplements to agreements for licence agreements, supplements to leases, supplements to tenancy agreements, supplements to licence agreements, assignments of leases, assignments of tenancy agreements; assignments of licence agreements, novations of leases, novations of tenancy agreements, novations of licence agreements, surrenders, cancellation agreements, termination agreements, side letters, agreements, contracts and other deeds, documents and instruments requisite in the premises whatsoever.

2A. (a) The provisions of this paragraph (a) shall apply to Letting Agreements (1) which expire on or before [insert a date which is 5 years from completion] (whether under the original term or any renewed term); or (2) with an option to renew and the renewed term expires on or after [insert a date which is 5 years from completion] but the renewed rent is current market rent and the renewed term is not more than 3 years:-

          (i) The Agent shall only make offers for lease/tenancy ("Offer Letters") to prospective Tenant/Licensees/ Licensees in the form of the pro forma offer letter set out in Schedule 2 hereto ("Pro Forma Offer Letter").

          (ii) The Agent shall send a draft of each Offer Letter to the Owner for approval on all the terms of an offer letter other than Clauses I to 5 of the Pro Forma Offer Letter ("Major Terms") whose approval shall not be unreasonably withheld or delayed and provided that the Owner's approval shall be deemed to have been given if the Owner does not raise any objection within 2 calendar days after the date of the receipt of the draft Offer Letter.

         (iii) The Agent shall only enter into Letting Agreements in the form of the pro forma tenancy agreement set out in Schedule 3 hereto ("Pro Forma Tenancy Agreement") with such amendments and variations as the Agent may in its absolute discretion deemed fit provided that in respect of all the terms of the Letting Agreement other than those terms which embody Clauses 1 to 5 of the Pro Forma Offer Letter ("Important Terms"), any material variation of any of the Important Terms must be approved by the Owner whose approval shall not be unreasonably withheld or delayed and provided that the Owner's approval shall be deemed to have been given if the Owner does not raise any objection within 3 calendar days after the date of the receipt of the draft Letting Agreement.

     (b) The provisions of this paragraph (b) shall apply to Letting Agreements which (1) expire on or after [insert a date which is 5 years from completion]; or (2) expire on or before [insert a date which is 5 years from completion] but with an option to renew at a rent other than current market rent or for a renewed term of more than 3 years:-

          (i) The Agent shall only issue Offer Letters to prospective Tenant/Licensees/Licensees in the form of the Pro Forma Offer Letter.

          (ii) The Agent shall send a draft of each Offer Letter to the Owner for approval on all the terms thereof whose approval shall not be unreasonably withheld or delayed and provided that the Owner's approval shall be deemed to have been given if the Owner does not raise any objection within 2 calendar days after the date of the receipt of the draft Offer Letter.

         (iii) The Agent shall only enter into Letting Agreements in the form of the Pro Forma Tenancy Agreement and incorporating the terms of the draft Offer Letter which have been approved by the Owner with such amendments and variations as the Agent may in its absolute discretion deemed fit provided that any material variation to any of the Important Terms must be approved by the Owner whose approval shall not be unreasonably withheld or delayed and provided that the Owner's approval shall be deemed to have been given if the Owner does not raise any objection within 3 calendar days after the date of the receipt of the draft Letting Agreement.

     (c) If the Owner disapproves in writing of one or more of the terms of an Offer Letter under paragraph (b)(ii) above (or one or more of the Major Terms with respect to paragraph (a)(ii) above) or, as the case may be, one or more Important Terms of a Letting Agreement, the Agent may refer the matter to an independent firm of qualified surveyors decided by the Agent among Jones Lang LaSalle, Chesterton Petty and CB Richard Ellis. If none of the three firms stated above is independent, the matter will be referred to another firm agreed to by the Owner and the Agent and failing agreement within 3 Business Days, appointed by the President for the time being of the Hong Kong Institute of Surveyors or the professional body succeeding to such Institute on the application of either the Owner or the Agent. The firm of qualified surveyors shall be instructed to determine if the offer set out in the relevant Offer Letter or, as the case may be, the terms of the relevant Letting Agreement are not unreasonable and are in line with the then current market practice within 2 Business Days of the instructions. The decision of the agreed or appointed firm of surveyors shall be conclusive and binding on the Agent and the Owner and such firm of surveyors shall act as an expert and not as an arbitrator. The Agent shall be entitled to enter into the relevant Offer Letter or, as the case may be, the relevant Letting Agreement if the agreed or appointed firm of surveyors determines that the terms thereof are not unreasonable and are in line with the then current market practice. All costs and disbursements relating to the appointment, services and determination of the firm of surveyors shall be borne by the Owner and the Agent in equal shares.

2B.  (a)  The Agent shall:-

     (i) prepare an agency report ("Agency Report") setting out the particulars of the Letting Agreements entered during the preceding calendar month which particulars shall include the following and such additional information as the Owner may from time to time reasonably request:

          (1)  the name of the Tenant/Licensee;
          (2)  the registered company address of the Tenant/Licensee;
          (3)  the portion of the Property rented to the Tenant/Licensee;
          (4)  the lettable floor area;
          (5) major terms and conditions including the term, monthly rental, management fee, rent-free period;
          (6) the amount of the rental deposit and the form of deposit (cash, bank guarantee or others).

     (ii) send a copy of the Agency Report to the Owner on or before the 16th business day of the following month; and

    (iii) send to the Owner such additional information as the Owner may reasonably require within 7 days of receipt of a written request from the Owner.

     (b) The Owner has the right to assess the performance of the Agent by comparing the overall annual rental yield achieved for properties comparable to the Property and if the Agent consistently and substantially fails to achieve a comparable yield for the Property which causes damages to the Owner, the Owner has the right to require the Agent to provide a written explanation of such failure. If such failure continues for a period of 6 months or more, the Owner may, at its own cost and expenses, appoint an independent qualified quantity surveyor to confirm the Owner's view. If the Owner's view is confirmed in writing by the quantity surveryor, the Owner has the right to terminate the appointment of the Agent under this Deed by giving the Agent 1 month's notice.

3. In exercising any duty, responsibility and authority conferred on the Agent hereunder, the Agent shall act lawfully, honestly and reasonably and shall exercise due care and diligence. The Agent shall fully indemnify the Owner against all loss, damage, claim, demand and legal actions or proceedings directly arising out of, in connection with or in relation to any breach by the Agent of any covenants, undertakings, terms and conditions of this Deed.

4. The Owner hereby appoints the Agent to be its attorney and in its name and on its behalf to execute, sign and do all such deeds, instruments, acts and things whatsoever which is necessary for the purpose of carrying out or exercising all or any of the powers conferred on the Agent under this Deed and further agrees to ratify whatsoever the Agent shall lawfully do in accordance with the power given under this Clause 4. The Owner, during the term of the appointment of the Agent under this Deed hereby further authorizes and directs the Agent to pay to the Vendor all Rents/Fees received by the Agent from the Tenants/Licensees during the subsistence of the Deed of Rental Guarantee.

5. For the avoidance of doubt, it is agreed that during the term of the appointment of the Agent as set out herein and subject to the Deed of Rental Guarantee not having been terminated and subject to the Agent paying and assuming full responsibility for all costs and expenses including legal fees in connection with enforcement proceedings the Owner shall delegate to the Agent all its rights to enforce the terms and conditions of the Letting Agreements and agrees, unless with the prior written consent of the Agent (save that such consent is not required in respect of the matters set out in Clause 18), not to enforce the terms and conditions of the Letting Agreements or exercise, whether in its name or otherwise any of its rights thereunder which include but are not limited to the institution of any legal proceeding against any Tenants/Licensees under such Letting Agreement. The Agent shall not, without the prior written consent of the Owner which consent shall not be unreasonably withheld, grant, permit, allow or suffered any waiver, time or indulgence to any Tenants/Licensees, occupier or any person whatsoever as to the payment of Rents/Fees.

6. For the avoidance of doubt, the Agent shall account to the Owner for all rental and other deposits paid to or collected by the Agent under the Letting Agreements in respect of the Property on the expiration or earlier termination of this Deed.

                                   SECTION II
                                   ----------
                             APPOINTMENT OF MANAGER
                             ----------------------

7. The Owner hereby further appoints the Agent as the manager for the Owner to undertake the management, operation, servicing, renovation, improvement and security of the Property in accordance with the provisions of this Deed for a term of five (5) years commencing from the date of this Deed Provided always that any contract entered into by the Agent in connection with the management, operation, servicing, renovation, improvement and security of the Property must not extend beyond [insert a date which is 5 years from completion] ("Guaranteed Period") and must not have any renewal right to extend beyond the expiry date of the Guaranteed Period without the prior written consent of the Owner.

8. During the term of its appointment as the manager, the Agent is authorized to manage the Property at the Agent's own costs and expenses in accordance with the provisions of this Deed but subject always to the Lease dated 13 December 2000 registered in the Land Registry by Memorial No.5276622 ("Lease") and the Owner hereby appoints the Agent as agent for the Owner in respect of any matters concerning the Property in accordance with the provisions of this Deed with full power to enforce the provisions of this Deed. The Agent shall have full power and authority to do all such acts and things as may be necessary or expedient for the proper management of the Property, all to be performed at the Agent's own costs and expenses (save and except costs and expenses of a capital or non-recurring nature) and without in any way limiting the generality of the foregoing and subject to the Lease, the Agent shall have the following duties and powers:-

     (a) To do all things which the Agent shall in its discretion deem necessary or desirable for the purposes of maintaining and improving all plant machinery equipment facilities and services in or on the Property;

     (b) To commence, conduct, carry on and defend legal and other proceedings touching or concerning the management of the Property in the name of the Agent;

     (c) To prevent any person from occupying or using otherwise than in accordance with the written permission of the Agent or the provisions of the Lease any of part of the Property;

     (d) To prevent any person detrimentally altering damaging or injuring any part of the Property;

     (e) To demand collect and receive all amounts payable under the provisions of this Deed;

     (f) To recruit dismiss engage and employ and appoint in the name of the Agent such staff accountants auditors legal advisers architects surveyors engineers or persons for provision of computer services and other consultants whatsoever as may from time to time be necessary to enable the Agent to exercise its powers on such terms as the Agent shall in its absolute discretion decide;

     (g) To manage and control within the Property parking and loading and unloading and to maintain all forms of traffic management and to do all such acts and things as may be necessary to provide unimpeded access by the persons entitled for the time being to the use of the car parking spaces and loading and unloading bays in the Property;

     (h) To delegate or subcontract the management maintenance operation and control of any part of the Property and any of its facilities to other agents or contractors or managers on such terms and conditions as the Agent shall in its discretion think fit;

     (i) To do all such other things as are reasonably incidental to the management of the Property.

9. (a) The Owner shall establish and maintain a fund ("Capital Reserve Fund") to meet expenditure of works (1) of a capital or non-recurring nature; or (2) as required by government authorities; or (3) that are necessary for the Owner to comply with the covenants and conditions in the Lease; or (4) of ad hoc improvement nature; or (5) for expected and/or scheduled maintenance purposes("Capita1 Works"). The Agent may prepare and submit to the Owner for the Owner's approval an annual capital expenditure budget provided that the Owner's approval shall be deemed to have been given if the Owner does not raise any objection within 7 calendar days of the receipt of the proposed annual capital expenditure budget. Such proposed budget must include details of the nature of the Capital Work, the timing for carrying out such Capital Work and the anticipated drawdown schedule for payment from the Capital Reserve Fund. Provided that such Capital Work has been approved by the Owner, the Owner will pay into the Capital Reserve Bank Account (as defined below) the amount of capital expenditure approved by the Owner for that financial year.

     (b) The Owner shall open and maintain an interest-bearing account with a licensed bank of the Hong Kong Special Administrative Region in the name of the Owner ("Capital Reserve Bank Account"), the title of which shall refer to the Capital Reserve Fund for the Property, and shall use that Capital Reserve Bank Account exclusively for the purpose of meeting expenditure of Capital Works that have been approved by the Owner.

     (c) The Agent shall have full power to carry out all Capital Works in accordance with the capital expenditure budget approved by the Owner and draw on the Capital Reserve Bank Account for such purpose. During the term of the appointment of Agent under the Deed, the Owner shall authorize and permit the Agent to be the sole signatory to operate the Capital Reserve Bank Account, such authorization to the Agent shall not be revoked by the Owner unless and until there is a material breach of the Agent's obligations hereunder.

     (d) The Agent in its capacity as the manager of the Property shall apply as agent of the Owner all moneys and deposits withdrawn by it from the Capital Reserve Bank Account. Such moneys and deposits shall belong to the Owner but shall be held and applied as aforesaid by the Agent.

     (e) If the amount in the Capital Reserve Bank Account is or is expected to be insufficient to meet the cost and expenses of any Capital Works approved by the Owner, the Agent shall discuss with the Owner as to the further contributions that need to be made to such Capital Reserve Fund.

     (f) Any surplus in the Capital Reserve Fund shall be carried forward to the next financial year and shall be used for paying Capital Works for the next financial year.

10. The Agent shall:-

     (a) within two (2) months after the end of each financial year, prepare a statement of account for that year showing details of Capital Reserve Fund drawn and the remaining balance; and
     (b) send a copy to the Owner such statement of account for reference purpose only.

11. Each financial year shall be a period of twelve months with the first financial year commencing on the date of this Deed.

                                  SECTION III
                                  -----------
                         TERMINATION AND MISCELLANEOUS
                         -----------------------------

12. All lawful acts of the Agent carried out in accordance with the provisions of this Deed shall be binding in all respects on the Owner.

13. The Owner shall fully indemnify the Agent and its officers, employees, servants and agents against all actions, proceedings, claims and demands arising directly or indirectly out of or in connection with the Agent acting as the Owner's agent under this Deed other than (i) those resulting from the wilful default, negligence or unlawful act or the breach of the terms of this Deed by the Agent or of its officers, employees, servants and agents and (ii) the costs and expenses, outgoings agreed to be borne by the Agent under Clauses 4(l)(a) &
(b) of the Deed of Rental Guarantee.

14. (a) The Owner shall open and maintain in the name of the Owner with a licensed bank in Hong Kong ("Collection Account"). The Agent shall arrange for all Rents/Fees, security deposits and other sums payable under the Letting Agreements to be paid by the Tenants/Licensees into the Collection Account. During the term of the appointment of Agent under this Deed, the Owner shall authorize and permit the Agent to be the sole signatory to operate the Collection Account, such authorization to the Agent shall not be revoked by the Owner unless and until there is a material breach of the Agent's obligations hereunder.

     (b) The Agent shall on or before the 16th business day of the following month, deliver to the Owner the following:

          (i)  monthly property management reports;

          (ii) monthly accounts;

         (iii) details of all legal proceedings commenced in the name of the Owner or commenced against the Owner in respect of the Property;

          (iv) details of all service or management contracts entered into by the Agent in the name of the Owner pursuant to Clause 7;

          (v) copies of all Letting Agreements and other contracts entered into by the Agent in the name of the Owner,

          pertaining to the preceding calendar month and which have been instituted or signed within the preceding calendar month.

     (c) At least two (2) weeks prior to the expiry of the Guaranteed Period, the Agent will grant all reasonable access and assistance to the Owner's representatives to arrange for a smooth hand over of all information and documents pertaining to the Property on expiry of the Guaranteed Period.

15   (a)  The Agent's appointment hereunder shall commence on the date of this
          Deed and shall expire at the end of the fifth year unless terminated earlier pursuant to the terms of this Deed PROVIDED ALWAYS THAT the Owner is entitled to terminate the appointment of the Agent herein at any time without cause by giving 3 months' prior written notice to the Agent.

     (b) In the event that the Deed of Rental Guarantee is terminated then the Agent's appointment under this Deed is also terminated.

     (c) The Owner may by written notice to the Agent forthwith terminate this Deed:-

          (i) if the Agent shall go into liquidation either compulsorily or voluntarily (except in the course of a voluntary liquidation for the purpose of reconstruction or amalgamation) or shall enter into composition or arrangement with its creditors or a receiver or manager shall be appointed in respect of any substantial part of the properties or assets of the Agent; or

          (ii) if the Agent shall default in the performance or observance of any material terms and conditions contained in this Deed and the Agent shall neglect or otherwise fail to remedy such breach (if capable of remedy) within 14 days of being required in writing to do so by the Owner.

16. Upon expiration or early termination of the Agent's appointment as set out herein:-

     (a) this Deed shall terminate and be of no further force or effect but without prejudice to the rights and liabilities of each party against the other in respect of any antecedent breach which may arise or have arisen before the date of expiration or termination;

     (b) the Agent shall within 14 days deliver to the Owner (i) all documents signed or executed by it on behalf of the Owner in respect of the Property and (ii) all books (other than the books of account which will be delivered within 30 days), records, funds, assets and property of the Owner, which are held by or under the control of the Agent;

     (c) the Agent shall within 30 days render to the Owner an apportionment account for payment of Rents/Rees, rates, management fees, air-conditioning charges and other outgoings in respect of the Property and account to the Owner for of any surplus in the Capital Reserve Bank Account for the Owner's verification; and the apportionment account shall be settled within 14 days thereafter.

17. Subject to the Agent bearing all costs and expenses, the Owner agrees to grant the Agent a power of attorney as its attorney in its name and on its behalf to demand, collect, receive and recover from all Tenants/Licensees of the Property or any part(s) thereof any arrears of Rents/Rees which are pavable to the Vendor under the terms of the Deed of Rental Guarantee, to take such steps at law to commence any action or other legal proceedings in any court or tribunal and to give receipts therefore. All sums of money recovered from such Tenants/Licensees pursuant to this clause after payment of all legal costs and expenses shall be paid to the Vendor. This Clause will continue to be applicable notwithstanding the expiry of the Guaranteed Period.

18. In respect of those disabled toilets of the Property which had been converted into pantries, the Agent will use its best endeavour and at the costs and expense of the Vendor and/or the Agent to effect the reinstatement of such disabled toilets during the Guaranteed Period, and such reinstatement works shall be carried out as soon as practicable in respect of those floors used by PCCW Services Limited, and for those located on the other floors it is intended that subject to the agreement of the tenants the reinstatement shall be carried out at the next renewal of the existing tenancies for such premises provided that nothing herein shall require the Agent to commence any legal proceedings in order to effect such reinstatement work and provided further that nothing herein shall preclude the Owner from taking all actions including legal proceedings against the Tenants/Licensees to effect such reinstatement works.

19. The Agent hereby undertakes that it shall remain a subsidiary company of Pacific Century Premium Developments Limited before the expiry or termination of its appointment.

20. In this Deed, "Business Day" means a day (other than Sunday) on which commercial banks are generally opened for business in Hong Kong.

21. This Deed shall be governed by and construed in accordance with the laws of Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

22. All written notices, requests, demands, and other communications under this Deed or in connection herewith shall be given by letter (delivered by hand, by courier, or by prepaid registered air mail) or by facsimile transmission with confirmed answerback, and shall be addressed to the respective parties as follows:

Owner:    Richly Leader Limited
-------------------------------
          c/o Pramerica Real Estate Investors (Asia) Pte Ltd
          501 Orchard Road #11-02
          Wheelock Place
-------------------------
          Singapore 238880

          Attention: Mr Leong Chi Meng/Ms Wong Ping
          Facsimile No: (65) 6735 2806


Agent:    [                  ]
------------------------------
          [                  ]
          [                  ]
          [                  ]


          Attention:    [                  ]
          Facsimile No: [                  ]


Any party may change its address at any time by written notice to the other parties.

                                   SCHEDULE 1
                                   ----------
                                    The Land
                                    --------


ALL THAT Portion of the Remaining Portion of Quarry Bay Marine Lot No.1 as shown coloured Red on Plan 1 annexed to the Lease (as defined in the Agreement)

                                  The Premises
                                  ------------

ALL THOSE the following portions of the building known as Dorset House (which comprises a 4 level basement car park, a podium and 2 contiguous tower blocks above the podium) (the "Building") erected on Portions of Section S and the Remaining Portion of Quarry Bay Marine Lot No.1:

     (1) All Those portions of the Building now known as PCCW Tower (formerly known at the date of the Lease as Hongkong Telecom Tower (Tower A)) as shown coloured Yellow on Plans 2 to 51 annexed to the Lease; and

     (2) All Those loading and unloading bays on the Ground Floor of the Building as shown coloured Yellow hatched Black on Plan 6 annexed to the Lease; and

     (3) All Those car parking spaces on Basement Levels 1 to 4 of the Building as shown coloured Yellow hatched Black on Plans 2 to 5 annexed to the Lease

HELD for the residue of the term created under the Lease.

                                   SCHEDULE 2

                             Proforma Offer Letter

Date:______________________________

To:  [Name]
     [Address]

                    Re: [Description of premises to be let]
                    ---------------------------------------

We have pleasure to confirm our offer for the lease of the above premises upon the following basic terms and conditions:

1. Tenant               : [Name of Tenant]
                          B/R#

2. Tenancy Term         :

3. Rental               : HK$[ ] per month exclusive/inclusive of
                          [Management Fee, Government Rent, Rates
                          Air-conditioning Charges but exclusive of all Utility Charges.]


4. Rent Free Period     :

5. Deposit              : HK$[ ]


6. Formal/Tenancy       : To be signed on or before [     ]
   Agreement

7. The Tenant shall sign the Formal Tenancy Agreement in substantially the form prepared by the Landlord.

8.   Stamp duty         : To be equally shared by the Landlord and the
                          Tenant.

9.   Other Terms


Yours faithfully,                       Signed and accepted by

                               S C H E D U L E 3

                           Pro Foma Tenancy Agreement


                      Dated the      day of            200
                      ------------------------------------




                                       [ ]
                                  (as Landlord)

                                       AND

                                   (as Tenant)



--------------------------------------------------------------------------------


                                     LEASE

                                       of

                            th Floor of PCCW Tower,
              Taikoo Place, 979 King's Road, Quarry Bay, Hong Kong


--------------------------------------------------------------------------------

                                    I N D E X
                                    ---------

SECTION I: LEASE

            Parties                                                            1
            Recitals                                                           1
1.01        Premises                                                           2
            Term                                                               2
            Rent                                                               2
1.02        Rent Review                                                        2

SECTION II: PAYMENT OF RENT AND OTHER CHARGES

2.01        Rent                                                               7
            Additional Rent                                                    7
            Air-conditioning Charges                                           7
            Management Charges                                                 8
2.02        Rates etc.                                                         9
2.03        Utility Charges and deposits                                       9
2.04        Cleaning Charges                                                   9

SECTION III: TENANT'S OBLIGATIONS

3.01        Compliance with Ordinances                                        10
3.02        To permit access                                                  10
3.03        Fitting out                                                       10
3.04        To Keep the Interior in Good Repair                               14
3.05        Installation of Wires Cables and Services                         14
3.06        Repair of Electrical Installations                                16
3.07        Good Repair of Toilets and Water Apparatus                        16
3.08        Cleaning of Drains                                                16
3.09        Repair of Windows and Glass                                       16
3.10        Indemnification of Landlord and Insurance                         17
3.11        Protection from typhoon                                           17
3.12        To permit Landlord to enter and view                              17
3.13        To execute repair on receipt of notice                            18
3.14        Outside windows                                                   18
3.15        Inform Landlord of Damage                                         18
3.16        Cleaning and Cleaning Contractors                                 18
3.17        Refuse and Garbage Removal                                        18
3.18        Installation of Telephone Cables                                  19
3.19        Directory Boards                                                  19
3.20        Contractors Employees Invitees and Licensees                      19
3.21        Damage to Building                                                19
3.22        Building Rules and Regulations                                    19
3.23        User                                                              19
3.24        Yield Up Premises & Handover                                      20
3.25        Inform Landlord of change of business name                        21
3.26        Insurance                                                         21

SECTION IV: LANDLORD'S OBLIGATIONS AND RIGHTS

4.1         Quiet Enjoyment                                                   22
4.2         Government Rent                                                   22
4.3         Roof and Main Structure                                           23
4.4         Maintenance of Common Areas                                       23
4.5         Maintenance of Services                                           23
4.6         Air-conditioning                                                  23
4.7         Observance of the Head Lease                                      24
4.8         Rights Reserved to the Landlord                                   24
            and the Manager

SECTION V: RESTRICTIONS AND PROHIBITIONS

5.01        Installation and Alterations                                      26
5.02        Injury to Walls or Floors                                         27
5.03        NO Alterations To Exterior                                        27
5.04        Obstructions to Outside Windows                                   27
5.05        Not Erect Gates or Grilles                                        28
5.06        Noise                                                             28
5.07        Signs                                                             28
5.08        Auction Sales                                                     28
5.09        Illegal or Immoral Use                                            29
5.10        Sleeping or Domestic Use                                          29
5.11        Storage of Merchandise and Hazardous Goods                        29
5.12        User                                                              29
5.13        Obstructions in Passages                                          30
5.14        Parking & Loading                                                 30
5.15        Deliveries and use of Passenger Lifts                             30
5.16        Preparation of food and prevention of Odours                      31
5.17        Not to Misuse Lavatories                                          31
5.18        Animals, pets and infestation                                     31
5.19        No Touting                                                        31
5.20        Breach of Government Lease or Conditions or                       32
            Deed of Mutual Covenants
5.21        Breach of Insurance Policy                                        32
5.22        Alienation                                                        32
5.23        Advertising of Premises                                           34
5.24        Not to commit breach of Head Lease                                34

SECTION VI: EXCLUSIONS

6.01        (a) Lifts, Air-conditioning, Utilities                            34
            (b) Fire and overflow of water                                    35
            (c) Security                                                      35

SECTION VII: SUSPENSION OF RENT

7.01        Suspension of Rent in case of fire etc.                           35

SECTION VIII: DEFAULT

8.01        Default                                                           36
8.02        Interest                                                          38
8.03        Acceptance of Rent                                                38
8.04        Acts of Employees Invitees and Licenses                           39
8.05        Distraint                                                         39
8.06        Exercise of Right of Re-Entry                                     39

SECTION IX: DEPOSIT

9.01        Deposit                                                           39
9.02        Increase of Deposit                                               40
9.03        Repayment of Deposit                                              40
9.04        Transfer of Deposit                                               41

SECTION X: REGULATIONS

10.01       Introduction of Regulations                                       46
10.02       Conflict                                                          47
10.03       Exclusion of Liability                                            47

SECTION XI: INTERPRETATION AND MISCELLANEOUS

11.01       Marginal Notes, Headings and Index                                47
11.02       Definitions                                                       47
11.03       Gender                                                            48
11.04       Lettable Floor Area                                               48
11.05       Name of Building                                                  49
11.06       Alterations to the Building                                       49
11.07       Condonation not a Waiver                                          49
11.08       Letting Notices and Entry                                         50
11.09       Service of Notices                                                50
11.10       Stamp Duty and Costs                                              50
11.11       Deed of Mutual Covenant                                           50
11.12       No Key Money                                                      51
11.13       Entire Agreement                                                  51

SECTION XI1: SPECIAL CONDITIONS

12          Special Conditions                                                51

FIRST SCHEDULE

PART I      Parties                                                           52
PART II     The Building and the Premises                                     52
PART III    Term                                                              52
PART IV     Rent Free Period                                                  53

SECOND SCHEDULE

part I      RENT                                                              53
Part II     Particulars of Air-conditioning Charges                           53
Part III    Management Charges                                                53
Part IV     Deposit                                                           54

THIRD SCHEDULE

Part I      USER                                                              55

FOURTH SCHEDULE

SPECIAL CONDITIONS
      1.    HANDING OVER OF POSSESSION                                        55
      2.    OPTION TO RENEW                                                   56


Signatures

Plan(s) annexed                                                              62

                                   SECTION I

                                     LEASE

          1. This Lease made this        day of

          Two Thousand and Four BETWEEN

Parties (i) [ ] having a principal place of business at [ ] ("the Landlord" which expression shall include its successors in title and assigns) of the one part and

          (ii) The party particulars of whom are set out in Part I of the First Schedule hereto ("The Tenant") of the other part.

          WHEREAS:-

Recitals (1) Under and by virtue of a Lease dated 13th December 2000 and registered in the Land Registry by Memorial No. 8276622 ("the Head Lease"), Taikoo Place Holdings Limited (formerly known as Parker Valley Estates Limited) ("the Head Landlord") as Owner let and the Landlord as lessee took the Building more particularly described in
          Part I1 of the First Schedule ("the Building") for the term of 999 years from and including the 2nd February 1882, less the last 3 days thereof.

          (2) The Landlord has agreed to grant to the Tenant a tenancy of the Premises ("the Premises") more particularly described in Part I1 of the First Schedule and forming part of the Building for the term and subject to the conditions hereinafter appearing, for which the Head Landlord's approval has been given.

          (3) This Lease is a Permitted Short Term Underlease within the meaning of the Head Lease.

          NOW IT IS HEREBY AGREED as follows:-

Premises 1.01 The Landlord hereby agrees to let to the Tenant and the Tenant hereby agrees to take a tenancy of ALL THOSE the premises forming part of all that the Building TOGETHER WITH the use in common with the Landlord the Head Landlord and all others having the like right of (i) the landlord's driveways, entrances, staircases, landings and passages in the Building in so far as the same are necessary for the proper use and enjoyment of the Premises; (ii) the lift service and air-conditioning service in the Building and (iii) the free and uninterrupted passage and running of water soil gas electricity and other services through the sewers drains pipes cables wires and other service media in or upon the Building or the raised floors therein and serving the Premises and subject to the terms of the Head Lease FOR
Term      THE TERM specified in Part III of the First Schedule hereto ("the
Rent Term") YIELDING AND PAYING therefore throughout the Term the rent set out in Part I of the Second Schedule (subject to a rent-free period as provided for and subject to the terms as set out in Part IV of the First Schedule) and by way of additional rent the air-conditioning charges and management charges as set out in Parts I, I1 and III of the Second Schedule which rent and additional rent shall be paid exclusive of rates in advance free and clear of all deductions on the first day of each calendar month throughout the Term the first and last of such payments to be apportioned according to the number of days in the calendar month in which the Term commences or ends.

Rent
Review 1.02 If the Term shall be longer than 36 months each succeeding period of 36 months after the first such period of the Term shall be referred to as "a Review Period". The rent payable during a Review Period is referred to as "the New Rent". Where the New Rent payable as set cut in Part I of the Second Schedule is to be calculated by reference to current market rental for the Premises the following provisions shall apply:-

          (a) If agreement is reached between the Landlord and the Tenant as to the rent to be payable throughout a Review Period such agreement shall be in writing signed by both parties and in each such case the rent payable during such Review Period shall be the New Rent as so agreed.

          (b) If such an agreement has not been made two ( 2 ) months before the commencement of any Review Period either the Landlord or the Tenant may serve a notice upon the other calling for an independent surveyor and valuer ("The Surveyor") to be appointed to determine the New Rent. The Surveyor may be appointed by agreement between the Landlord and the Tenant or in default of such agreement within one month before the commencement of any Review Period the Surveyor may be appointed at the request of either of the parties in the first instance by the chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch) or in default of such appointment the Surveyor may be appointed at the request of either of the parties by the President for the time being of the Hong Kong Institute of Surveyors or equivalent professional body. The Surveyor so appointed shall give a written decision with reasons and such decision as to what shall be the New Rent shall be conclusive and binding on the parties hereto.

          (c) In determining the New Rent the Surveyor shall act as an expert and not as an arbitrator and shall take into account the open market rent for other whole floor office accommodation elsewhere in the Development and/or in similar office buildings in Hong Kong having attributes comparable to those of the Building obtainable at the time of commencement of the relevant Review Period on the following assumptions that at that date :-

               (i) the Premises are fitted out and equipped and fit for immediate occupation and use complete with floor and wall coverings, false ceilings, raised floors and air-conditioning throughout and that no work which has been carried out thereon by the Tenant or its permitted sub-tenants (if any) or predecessors in title has diminished the rental value of the Premises and that in case the Premises have been destroyed or damaged, they have been fully reinstated and restored.

               (ii) the Premises are available for letting by a willing landlord to a willing tenant without a premium but with vacant possession.

              (iii) that the covenants herein contained on the part of the
                    Tenant have been fully performed and observed.

               but disregarding:-

               (iv) any effect on rent of the fact that the Tenant has been in occupation of the Premises.

               (v) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant.

               (vi) any effect on rental value of the Premises attributable to any special improvement to the Premises or any part thereof carried out by the Tenant with the Landlord's consent where required (otherwise than in pursuance of an obligation of the Tenant) including any special improvements made by the Landlord at the expense of the Tenant prior to the commencement or during the continuance of the Term.

               (vii) any suspension of rent under Clause 7.01

          (d) The Surveyor shall afford to each of the parties an opportunity to make representations to him.

          (e) If the Surveyor shall die delay or become unwilling or incapable of acting or if for any other reason the Chairman for the time being of the Royal Institution of Chartered Surveyors (Hong Kong Branch) or the President for the time being of the Hong Kong Institute of Surveyors as the case may be or the person acting on his behalf shall in his absolute discretion think fit he may by writing discharge the Surveyor and appoint another in his place.

          (f) If the New Rent shall not have been determined before the commencement of a Review Period pending determination of the New Rent that shall be payable in respect of any Review Period, the Tenant shall continue to pay an account of the New Rent the rent that was payable immediately before the beginning of the Review Period in question and within fourteen (14) days of the determination of the New Rent, the Tenant shall pay to the Landlord the difference between the rent actually paid by the Tenant during the period pending determination as aforesaid and the New Rent payable for the period pending determination plus interest on the difference between the old rent and the New Rent at the prime lending rate from time to time of the Hongkong and Shanghai Banking Corporation Limited from the commencement date of the Review Period until the date of payment and in the event of the New Rent being less than the rent actually paid the Landlord shall within fourteen (14) days of the determination of the New Rent refund to the Tenant the difference between the New Rent and the rent actually paid by the Tenant during the period pending determination plus interest at the rate as aforesaid from the commencement of the Review Period until the date of refund.

          (g) The costs and expenses of the Surveyor including the cost of his appointment shall be borne by the Landlord and the Tenant in equal shares. All other costs and expenses incurred by the Landlord or the Tenant in respect of or in connection with any rent review shall be borne by themselves separately.

                                   SECTION II

                       PAYMENT OF RENT AND OTHER CHARGES

2.   The Tenant hereby agrees with the Landlord as follows:-

Rent 2.01 To pay on the days and in the manner hereinbefore provided without deduction or set off in Hong Kong Currency

Additional    the rent and by way of further or additional rent in
Rent          respect of the Premises:-

Air-          (a)   the Air-Conditioning Charges from time to time payable  by
conditioning        the Tenant as Set out in Part II of the Second Schedule.
Charges

              (b)   in addition to the Air-Conditioning Charges  referred to in
                    Part I1 of the Schedule, if at any time during the Term the cost of providing the air-conditioning service including (without limitation) the amount payable in respect thereof by the Landlord to the Manager under the Head Lease, the cost of maintenance, staff, replacement parts, depreciation, electricity and all other costs related to such service shall have increased, the Landlord shall be entitled to increase the Air-Conditioning Charges payable by the Tenant by an appropriate amount to cover the increase in the cost of providing the service in the first instance since the date hereof and on each occasion thereafter since the last increase. When any notice of increase shall be sent by the Landlord or the Manager to the Tenant the notice (as the Landlord in its absolute discretion may decide) may be accompanied by an explanatory memorandum but the assessment by the Landlord or the Manager of the appropriate increase shall be conclusive and final.

              (c) any Air-Conditioning Charges payable by the Tenant for additional air-conditioning services provided by the Landlord from time to time as provided in Clause 4.06(b)of
                    Section IV; and

Management    (d)   Management Charges for management services provided
Charges             by the Manager and/or the Landlord and the monthly recurring amounts (except those of a capital nature) expended by the Landlord in relation to the management and maintenance of all non-structural portions of the Development which are not let or intended to be let to or occupied by individual tenants ("the Common Areas") from time to time payable by the Tenant as set out in Part III of the Second Schedule.

              (e)   in addition to the Management Charges referred to in
                    Part I11 of the Second Schedule, if at any time or times during the Term the cost to the Landlord of providing the management service to the Common Areas, including (without limitation) the amount payable in respect thereof by the Landlord to the Manager under the Head Lease, the cost of maintenance of plant and machinery, staff, replacement of parts, depreciation, cost of electricity or other services and all other costs related to such service shall have increased, the Landlord shall have the right to increase the amount of the Management Charges payable by the Tenant to cover the increase in the cost to the Landlord of providing the management service since in the first instance the date hereof and thereafter since the date of the last increase. When any notice of increase shall be sent by the Landlord or the Manager to the Tenant the notice (as the Landlord in its absolute discretion may decide) may be accompanied by an explanatory memorandum but the assessment by the Landlord or the Manager of the appropriate increase shall be conclusive and final and not less than one month's prior notice in writing notifying the Tenant of an increase in the Management Charge and setting out the reasons for the increase shall be served.

Rates etc.          2.02 To pay and discharge all rates, taxes assessments,
                    duties, impositions, charges and outgoings of an annual or recurring nature now or hereafter to be imposed or levied on the occupier of the Premises by the Government of Hong Kong
                    Special Administrative Region(G0vernment Rent and Property
                    Tax and payments of a capital or non-recurring nature alone excepted). Without prejudice to the generality of this sub-clause the Tenant shall pay all rates imposed on the Premises in the first place to the Landlord who shall settle the same with the Government of Hong Kong Special
                    Administrative Region and in the event of the Premises not yet having been assessed or not having been separately assessed to rates the Tenant shall until such time as the Premises are so assessed to rates pay to the Landlord monthly and in advance a sum equal to the rates which would be charged by the Government of Hong Kong Special
                    Administrative Region for each month on the basis of a rateable value equal to twelve months' rent payable by the Tenant, on account of the Tenant's liability under this Clause.

Utility Charges     2.03 To pay and discharge all deposits and charges in
and Deposits        respect of water, electricity and telephone as may be shown by or operated from the Tenant's own metered supplies or by accounts rendered to the Tenant by the appropriate utility companies in respect of all such utilities consumed on or in the Premises.

Cleaning Charges    2.04 To pay the cost of the daily cleaning of the Premises.

                                  SECTION III
                              TENANT'S OBLIGATIONS

                    3. The Tenant hereby agrees with the Landlord:-

Compliance with     3.01 To obey comply with and to indemnify the Landlord
Ordinances          against the breach of all ordinances, regulations, bye-
                    laws, rules and requirements of any Governmental or other competent authority relating to the use and occupation of the Premises by the Tenant or any other act, deed, matter or thing done, permitted, suffered or omitted therein or thereon by the Tenant or any employee agent licensee or permitted sub-tenant of the Tenant and without prejudice to the foregoing to obtain and maintain in force and to observe and comply with the terms of any approval licence or permit required by any Governmental or other competent authority in connection with the Tenant's use and occupation of the Premises prior to the commencement of the Tenant's business and to indemnify the Landlord against the consequences of any breach of this provision.

To permit           3.02 To permit the Landlord and all persons authorized by it
access              upon prior reasonable notice (except in the case of
                    emergency) to enter upon the Premises for any purpose which in the reasonable opinion of the Landlord is necessary to enable it to comply with the covenants on the part of the lessee and the conditions contained in the Head Lease.


Fitting out         3.03 To fit out the interior of the Premises in accordance with such plans and specifications as shall have been first submitted to and approved by the Landlord in writing (such approval not to be unreasonably withheld) in a good and proper workmanlike manner, such fitting out to include but not be limited to the following :-

                    (a) Connection and reticulation of all electrical wiring including wiring to light fittings together with control switching etc. within the Premises (whether underneath the raised flooring above the false ceilings or otherwise).

                    (b) All floor finishes and partitioning within the Premises provided that any partitioning installed by the Tenant within the Premises shall be dry partitioning only.

                    (c) Any alteration to the sprinkler system necessitated by the Tenant's layout of the Premises the same to be in all respects in accordance with all permits and consents and in compliance with the requirements of the Fire Services Department.

                    (d) Any alteration to the air-conditioning ducting that may be required by the Tenant's internal layout of the Premises.

                    (e) Internal decoration, furnishings and specialized Tenant's equipment.

                    (f) Any alteration to the raised flooring including the alignment, re-alignment or removal of the raised flooring system, the creation of openings in the raised floor panels and the cutting or sub-division of the raised floor panels.

                         Provided:

                    (A) The Tenant shall at its own cost prepare and submit to the Landlord suitable drawings, plans and specifications of the works to be carried out by the Tenant together with schematic sketches showing intent as to the Tenant's design and layout proposals (hereinafter collectively called "the Tenant's Plans") to enable the Premises to be fitted out and completed for the purposes specified in this Lease. The Tenant's Plans shall, without limitation:-

                    (a) Include detailed drawings, plans and specifications for all interior layout, decorations, fittings, installations, partitionings and floor coverings.

                    (b) Include detailed drawings, plans and specifications of all electrical installations which shall be connected to the electrical system installed by the Landlord.

                    (c) Include details of any proposed amendments, additions or alterations to any electrical mechanical or other building services.

                    (d) Comply with all relevant Ordinances, regulations and bye-laws from time to time issued by the Government of Hong Kong.

              (B) The Landlord shall inform the Tenant within 14 days from the submission of the Tenant's Plans to the Landlord as to whether the Tenant's Plans are approved or disapproved or whether any modifications thereto are required.

              (C) The Tenant acknowledges and agrees that no delay howsoever occasioned in submitting or re-submitting the Tenant's Plans including any delay on the part of the Landlord in the approval of the same shall entitle him to any extension of the rent free period as specified in Part IV of the First Schedule, and subject to Clause 1.2 of the Fourth Schedule hereto all interior fitting out and decoration works (including any alterations required to the Building's services) shall be at the Tenant's own cost and expense.

              (D) Under no circumstances shall the Tenant be entitled to commence any fitting out work to the Premises before the Tenant's Plans shall have been approved by the Landlord.

              (E) Any and all work involving any alteration to or modification of or in any way associated with the electrical system, the sprinkler system, the security system, the plumbing and drainage system and piping and the fixed air-conditioning ducting, chilled water pipes and air-conditioning controls shall be carried out only by contractors in respect of whom the prior approval in writing of the Landlord shall have been obtained (such approval not to be unreasonably withheld or delayed) IT BEING AGREED that in no circumstances shall any such work be commenced or be permitted to be commenced by any contractor who shall not first have been approved in writing by the Landlord. All works to be carried out by the Tenant its contractors or sub-contractors shall be carried out in accordance with any FITOUT RULES as may be issued by the Landlord or the Manager from time to time provided that the same shall be reasonable and the Tenant shall pay and reimburse to the Landlord on demand any fees and/or costs incurred by the Landlord in consulting outside architect and/or outside specialist consultants in respect of the Tenant's fitting out plans.

              (F) That the Tenant will not cause or permit to be made any subsequent variation to the approved fitting out plans and specifications or to the approved interior design or layout of the Premises without the previous approval in writing of the Landlord (such approval not to be unreasonably withheld or delayed) and in the event of such approval being requested it shall be a condition precedent to the granting thereof that the Tenant shall pay to the Landlord any fees and/or costs incurred by the Landlord in consulting outside architect and/or outside specialist consultants in respect of such variations irrespective of whether approval is ultimately granted.

To Keep the   3.04 To keep and maintain at the expense of the Tenant all the
Interior in   interior parts of the Premises including the flooring  raised
Good Repair   flooring and cables and wires installed thereunder the interior plaster or other finishing material or rendering to walls floors and ceilings and the Landlord's fixtures and fittings therein including (without limitation) all doors, windows, electrical installations and wiring, light fittings, suspended ceilings, fire fighting apparatus and air-conditioning ducting and all waste, drain, water and other pipes and sanitary apparatus and fittings therein and all painting, papering and decoration thereof in good clean tenantable substantial and proper repair and condition and as may be appropriate from time to time properly painted and decorated (fair wear and tear excepted).

Installation  3.05  (a)  To install all wires pipes and cables and Wires Cables
of Wires                 other services serving the Premises in and and Services
Cables and               through the ducts trunkings and conduits in the
Services                 Building provided by the Landlord for such purposes and
                         at all times in accordance with the Landlord's directions and not to install any such wires pipes cables or other services without first providing the Landlord with full particulars and a fully detailed plan and diagram of such intended installation and obtaining the Landlord's consent in regard thereto
                         (which consent shall not be unreasonably withheld or delayed).

                    (b) To provide to the Landlord a full coloured diagram of all electrical wiring to be installed by the Tenant within or serving or connected to the Premises and/or within the ducts, trunkings or conduits provided by the Landlord within the Building for the installation of electrical and/or fibre-optical or other wires or cables or means of passing receiving or transmitting information and all telephone and other service wires conduits and cables installed by or at the order of the Tenant and to clearly label and in accordance with any directions given by the Landlord colour-code all such wires conduits and cables to identify the same as being the Tenant's and if required by the Landlord at the expiration or sooner determination of the Term at the Tenant's expense to remove the same from all ducts conduits or trunkings within the Building taking care not to disturb damage or interfere with any wires cables or other means of communication belonging to the Landlord or to other occupiers of any part or parts of the Building or of any other part of the Development that may have been installed within any such ducts conduits or trunkings and making good any damage caused by the Tenant in so doing and the Tenant will indemnify and hold the Landlord harmless against any claim action or demand that may be brought by any person suffering any loss or damage or interference with business or inconvenience caused by or arising from the Tenant's action in complying with its obligations hereunder.

Repair of           3.06 To repair or replace if so required by the appropriate
Electrical          utility company, authority or statutory undertaker as the
Installations       case may be under the terms of the Electricity Supply
                    Ordinance or any statutory modification or re-enactment thereof or any Orders in Council or Regulations made thereunder all the electrical wiring installations and fittings within the Premises installed by the Tenant and the wiring from the Tenant's Meter or Meters to the Premises.

Good Repair         3.07 To maintain all toilets and sanitary and water
of Toilets          apparatus located within the Premises (or elsewhere if used
and Water           exclusively by the Tenant its employees invitees and
Apparatus           licensees) in good clean and tenantable state and in proper repair and condition (excepted as in Clause 3.04 hereof is excepted) at all times during the Term in accordance with the Regulations of the Public Health or other Government
                    Authority concerned.

Cleaning of         3.08 To pay on demand to the Landlord the cost incurred by
Drains              the Landlord in cleansing and clearing any of the drains in the Building that become choked or stopped up owing to the improper or careless use of any toilet or water or sanitary or drainage equipment by the Tenant or its employees invitees contractors or licensees.

Repair of           3.09 TO reimburse to the Landlord the cost of repairing
Windows and         or replacing all broken or damaged windows or glass or glass
Glass               curtain wall of or corresponding to the Premises whether or not the same was broken or damaged by the negligence of the Tenant, and to pay or reimburse to the Landlord the cost of repairing and replacing all broken or damaged part or parts of the glass curtain wall of any other part or parts of the Building or of the Development whether or not used exclusively by the Tenant if the damage is caused by the act, default, neglect or omission of the Tenant or any of its servants, agents, employees, contractors or licensees.

Indemnification     3.10 To be wholly responsible for any loss damage or injury
of Landlord         caused to any person whomsoever or to any property
and Insurance       whatsoever directly or indirectly through the defective or damaged condition or operation of any part of the interior of the Premises or any machinery or plant or any fixtures or fittings or wiring or piping therein for the repair of which the Tenant is responsible hereunder or in any way or by or owing to the spread of fire smoke or fumes or the leakage or overflow of water of whatsoever origin from the Premises or any part thereof or through the act default or neglect of the Tenant its servants agents contractors licensees partners or customers and to make good the same by payment or otherwise and to indemnify the Landlord against all costs claims demands actions and legal proceedings whatsoever made upon the Landlord by any person in respect of any loss damage or injury as aforesaid and all costs and expenses incidental thereto and to effect adequate insurance cover in respect of such risks in accordance with the provisions of Clause 3.26 thereof.

Protection          3.11 To take all reasonable precautions to protect the
from                interior of the Premises from storm or typhoon damage or
typhoon             heavy rainfall or the like.

To permit           3.12 To permit the Landlord its agents and all persons
Landlord to         authorized by it with or without workmen or others and with
enter and view      or without appliances at all reasonable times and upon prior reasonable notice (save in the case of an emergency) to enter upon the Premises to view the condition thereof and to take inventories of the Landlord's fixtures and fittings therein and to carry out any work or repair required to be done provided that in the event of an emergency the Landlord its servants or agents may enter without notice and forcibly if need be.

To execute          3.13 To proceed to make good all defects and wants of
repair on           repairs to the Premises for which the Tenant may be liable
receipt of          within the space of one month from the receipt of written
notice              notice from the Landlord to repair and make good the same, and if the Tenant shall fail to proceed to execute such works or repairs as aforementioned to permit the Landlord to enter upon the Premises and execute the same and the cost thereof shall be a debt due from the Tenant to the Landlord and be recoverable forthwith by action.

Outside windows     3.14 To keep all windows of the Premises closed at all
                    times.

Inform              3.15 To give notice to the Landlord or its agent of any
Landlord            damage that the Premises may suffer and of any defect in the
of Damage           water and gas pipes electrical wiring or fittings, fittings fixtures or other utility supply equipment provided by the Landlord as soon as the Tenant becomes aware of any such damage and defect.

Cleaning and        3.16 To keep the Premises at all times in a clean and
Cleaning            sanitary state and condition, and for the better observance
Contractors         hereof to employ as cleaners of the Premises (at the expense of the Tenant) a firm of specialist cleaners to be nominated by the Landlord.

Refuse and          3.17 To be responsible for the removal of refuse and garbage
Garbage             from the Premises to such location within or adjacent to the
Removal             Building as shall be specified by the Landlord or the
                    Manager from time to time and to use only such type of refuse container as is specified by the Landlord from time to time. In the event of the Landlord or the Manager providing a collection service for refuse and garbage the same shall be used by the Tenant to the exclusion of any other similar service and the Tenant shall bear an appropriate proportion of the reasonable cost of such service.

Installation        3.18 Subject to sub-clause 3.03(E) of this Clause the Tenant
of Telephone        shall make its own arrangements with regard to the
Cables              installation of telephones or other communication systems in the Premises, but the installation of telephone and communication lines outside the Premises must be in the common ducting provided in the Building for that purpose and in all respects in accordance with the Landlord's directions.

Directory           3.19 To pay the Landlord immediately upon demand the
Boards              reasonable cost of affixing repairing or replacing as
                    necessary the Tenant's name in lettering to the directory board at the entrances to the Building and to the directory board on the floor on which the Premises are situated.

Contractors         3.20 To be liable for any act default negligence or omission
Employees           of the Tenant's contractors employees invitees licensees as
Invitees and        if it were the act default negligence or omission of the
Licensees           Tenant and to indemnify the Landlord against all costs
                    claims demands expenses or liability to any third party in connection therewith.

Damage to           3.21 To pay to the Landlord immediately on demand the costs
Building            of repairing any part of the Building or the Development or any of the lifts or other services and facilities installed therein that may be damaged by reason of any act default or neglect on the part of the Tenant its agents servants invitees or licensees.

Building Rules 3.22 To obey and comply with the Building Rules and Carpark and Regulations Rules made by the Manager from time to time pursuant to the provisions of the Head Lease and also such Regulations as may from time to time be made or adopted by the Landlord in accordance with Section X hereof.

User 3.23 To use the Premises for the purposes described in the Third Schedule and for no other purposes whatsoever.

Yield Up Premises   3.24 To yield up the Premises with all fixtures fittings and
& Handover          additions therein and thereto (other than the Tenant's
                    fixtures and fittings) at the expiration or sooner determination of this Lease in good clean and tenantable repair and condition in accordance with the stipulations hereinbefore contained (excepted as in Clause 3.04 hereof is excepted) together with all keys giving access to all parts of the Premises Provided That the Tenant shall at the Tenant's sole cost and expense remove or do away with all or any alterations fixtures fittings or additions made or installed by the Tenant or any part or portion thereof and to make good and repair in a proper and workmanlike manner any damage to the Premises and the Landlord's fixtures and fittings therein as a result thereof and reinstate the Premises or any part thereof to the original condition thereof as at the date when possession was first handed over to the Tenant before delivering up the Premises to the Landlord PROVIDED FURTHER THAT without limitation to the generality of the foregoing it is hereby expressly agreed that:-

                    (a) the Tenant shall remove all or any fixtures or fittings purchased by the Tenant from the Landlord;

                    (b) if the Tenant removes any of the raised floor panels with or without the approval of the Landlord the Tenant shall at its own risk cost and expense store all panels so removed and shall upon the expiration or sooner determination of this Lease at its cost and expense reinstate the raised floor panels at the relevant part of the Premises; and

                    (c) if the Tenant carries out any other work to the raised flooring system with or without the approval of the Landlord the Tenant shall upon the expiration or sooner determination of this Lease, at its own cost and expense reinstate the raised flooring system to the same condition as at the commencement of this Lease (excepted as in Clause 3.04 hereof is excepted) and to the extent to which such reinstatement cannot be effected the Tenant shall at its own cost and expense replace the relevant part of the raised flooring system.

Inform Landlord     3.25 To inform the Landlord forthwith in writing of any
change of           change of the Tenant's business name.
business name

Insurance           3.26 To effect and during the currency of this tenancy and any period during which the Tenant is in occupation of the Premises or any part thereof insurance cover

                    (a) in respect of third party and/or public liability for loss or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim of indemnity pursuant to Clause 3.10 hereof;

                    (b) in respect of the full replacement value of all glass now or hereafter on or in the Premises; and

                    (c) against damage to fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the Premises or the incursion of water herein.

                    The policy of insurance shall be endorsed to show the Landlord as the beneficiary and shall be effected with a reputable insurance company and in such amount as shall be approved by the Landlord and shall contain a clause to the effect that the insurance cover thereby effected and the terms and conditions thereof shall not be cancelled modified or restricted without notice in advance to the Landlord. The Tenant hereby further undertakes to produce to the Landlord as and when required by the Landlord such policy of insurance together with a receipt for the last payment of premium and a certificate from the insurance company that the policy is in all respects valid and subsisting.

                                   SECTION IV

                       LANDLORD'S OBLIGATIONS AND RIGHTS

                    4. The Landlord agrees with the Tenant as follows:-

Quiet Enjoyment     4.01 To permit the Tenant (duly paying the rent, the
                    Air-conditioning Charges the Management Charges and rates and other payments hereby agreed to be paid on the days and in manner herein provided for payment of the same and observing and performing the agreements stipulations terms conditions and obligations herein contained) to have quiet possession and enjoyment of the Premises during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord.

Government Rent     4.02 To pay the Government Rent, Property Tax and all
                    payments of a capital nature necessary for the proper discharge of the Landlord's obligations and duties hereunder attributable to or payable in respect of the Premises and to pay all taxes, assessments, duties, impositions and charges now or hereafter imposed or levied on the Landlord or owner of the Premises by the Government of Hong Kong.

Roof and Main       4.03 To use its reasonable endeavours to maintain or cause
Structure           the Manager to maintain and keep the main structure roofs
                    main electricity supply cables main drains water pipes main walls and exterior window frames of the Building (except in so far as the same are within the responsibility of the Tenant hereunder) in a proper and substantial state of repair and condition Provided that the Landlord shall not be liable for breach of this Clause unless and until written notice of any defect or want of repair shall have been given to the Landlord by the Tenant and the Landlord shall have failed to take reasonable steps to repair or remedy the same within a reasonable period after the service on it of such notice.

Maintenance of      4.04 To carry out maintenance to the Common Areas of the
Common Areas        Building as the Landlord shall in its absolute discretion
                    decide necessary.

Maintenance of      4.05 To use its reasonable endeavours to maintain or cause
Services            the Manager to maintain the escalators, lifts, fire services equipment, security installations and air-conditioning plant and water chilling apparatus and other services provided within the Building not within the Premises in proper working order and condition.

Air-
conditioning


                    4.06 (a) The Landlord shall subject to Sub-clause 4.08(c) of this Section and to Sub-clause 6.01(a) of Section VI of this Lease provide and maintain or cause the Manager to provide and maintain for the Premises during Normal Business Hours as hereinafter defined an air-conditioning service at a charge to the Tenant as set out in Part II of the Second Schedule;

                         (b) Subject to Sub-clause 4.08(c) of this Section and
                             to Sub-clause 6.01(a) of Section VI of this Lease the Landlord shall supply or cause the Manager to supply the Tenant with an air-conditioning service outside Normal Business Hours as specified hereunder upon request being made by the Tenant to the Landlord. The cost of such additional hours of air-conditioning service, including the cost of running the necessary air-conditioning plant and equipment, is currently HKS180.00 per hour for each floor comprised in the Premises (subject to reasonable change as determined by the Landlord and notified to the Tenant from time to time) and shall be paid on demand by the Tenant to the Landlord as additional rent.

Observance of       4.07 To observe and perform all the covenants and conditions
the Head Lease      of the Head Lease and on the lessee's part to be observed
                    and performed, so far as they relate to the remaining parts of the Building other than the Premises, or so far as the Tenant is not liable for such performance under this Lease.

Rights Reserved     4.08 It is hereby agreed and expressly confirmed that the
to the Landlord     following rights are excepted and reserved to the Head
and the Manager     Landlord, the Landlord, the Manager and their respective
                    successors and assigns and all persons having the like right throughout the Term:-


                    (a) the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Premises and serving or capable of serving the Building or any adjoining or neighbouring property TOGETHER WITH the right to enter upon the Premises to inspect repair replace or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts Provided That the exercise of this right shall be in a manner that is reasonable in all the circumstances;

                    (b) the full and free right and liberty to enter upon the Premises in the circumstances in which the agreements by the Tenant contained in these presents permit such entry and in particular but without prejudice to the generality of the foregoing the right to enter into and upon the Premises at all times by prior reasonable notice to the Tenant for the purpose of obtaining access to and egress from any machinery or switch rooms or the like remaining under the control of the Head Landlord, the Landlord or the Manager and located on any of the floors of the Building on which any portion of the Premises is situated;

                    (c) the right from time to time on giving prior reasonable notice to the Tenant (such notice not to be required in case of emergency or breakdown) and causing as little inconvenience to the Tenant as reasonably possible to suspend the air-conditioning system, lifts, escalators (if any), electric power, water supply and any other building services provided in or serving the Building for the purpose of servicing, maintaining, repairing, renewing, improving or replacing the same and any of them Provided however that (except in case of unavoidable breakdown or emergency which puts or requires all the lifts servicing the Premises to be put out of action simultaneously) at least one of the lifts serving the Premises shall be maintained in operation in all times.

                                    SECTION V

                          RESTRICTIONS AND PROHIBITIONS

               5. The Tenant agrees with the Landlord and undertakes:-

Installation   5.01  (a) Not to make or permit or suffer to be made any
and                      alterations in or additions to the Premises or to
Alterations              the sprinkler system, electrical wiring
                         installations, air-conditioning ducting lighting fixtures or other Landlord's fixtures or to install any plant apparatus or machinery (other than normal office machinery) therein without first having obtained the written consent of the Landlord (such consent shall not be unreasonably withheld or delayed);

                    (b) Not to place on any part of the Premises any object of any kind including any safe of a weight in excess of the maximum floor loading capacity of the Premises;

                    (c) Not to install any air-conditioning plant or equipment of any kind on or within or at any part of the Premises without the prior consent of the Landlord in writing (such consent shall not be unreasonably withheld or delayed) AND the Tenant shall comply with the reasonable directions and instructions of the Landlord regarding installation and shall at its own expense be responsible for their periodic inspection maintenance and repair and for the replacement of defective wiring and the Tenant shall be strictly liable for any damage caused by the installation operation defect or removal of such units;

                    (d) Not to make or permit or suffer to be made any alterations in or additions to the mechanical or electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical installations in the Building nor to install or permit or suffer to be installed any equipment, apparatus or machinery which exceeds the loading of the electrical main or wiring or which consumes electricity not metered through the Tenant's separate meter;

                    (e) Not to make or permit or suffer to be made any alterations to any installation or fixture so as to affect or be likely to affect the supply of water, electricity or other utility or service to or in the Building.

Injury to Walls     5.02 Not to cut maim or injure or permit or suffer to be cut
or Floors           maimed or injured any doors windows window frames walls
                    beams slabs structural members raised floors or other part of the fabric of the Premises or any of the plumbing or sanitary or air conditioning apparatus or installations included therein or lay or use any floor covering or do anything which may damage or penetrate the raised flooring or slab without the prior written consent of the Landlord
                    (such consent shall not be unreasonably withheld or delayed where the structure of the Premises is not affected).

No Alterations      5.03 Not to affix anything or paint or make any
To Exterior         alteration whatsoever to the exterior of the Premises.

Obstructions to     5.04 Not to block up, darken or obstruct or obscure any of
Outside Windows     the windows or lights belonging to the Premises.

Not Erect Gates     5.05 Not without the prior written consent of the Landlord
or Grilles          to erect or install doors, gates, grilles, shutters or other similar installation whatsoever whether temporary or permanent at the doorway or entrance to the Premises or at any of the fire exits therefrom or erect any such door or grille or shutter or gate that might in any way contravene the regulations from time to time in force of the Fire
                    Services Department or other competent authority concerned, nor in any other respect to contravene the said regulations.

 Noise 5.06 Not to cause or produce or suffer or permit to be produced on or in the Premises any sound or noise (including sound produced by broadcasting from Television, Radio and any apparatus or instrument capable of producing or reproducing music and sound) or any vibration or resonance or other form of disturbance or other acts or things in or on the Premises which is or are or may be or become a nuisance or annoyance to the tenants or occupiers of adjacent or neighbouring premises within the Building or in any other part of Taikoo Place or elsewhere.

Signs 5.07 Not without the prior written approval of the Landlord to exhibit and display within or on the exterior of the Premises any writing sign signboard or other device whether illuminated or not which may be visible from outside the Premises nor without the Landlord's prior written consent to affix any writing sign signboard or other device in at or above any Common Area, lobby, landings or corridors of the Building provided that notwithstanding any provision to the contrary herein, the Tenant shall have the right to display
                    (a) two signs within the interior of each floor of the Premises and (b) signs (one strip per floor of the Premises) showing the name(s) of the occupant(s) of the Premises at the Directory Board at the main lobby of the Building.

Auction Sales       5.08 Not to conduct or permit any auction fire bankruptcy
                    close out or similar sale of things or properties of any kind to take place on the Premises.

Illegal or          5.09 Not to use or cause permit or suffer to be used any
 Immoral Use        part of the Premises for gambling or for any illegal immoral or improper purposes or in any way so as to cause nuisance annoyance inconvenience or damage or danger to the Landlord or the tenants or occupiers of adjacent or neighbouring premises.

Sleeping or         5.10 Not to use or permit the Premises or any part thereof
Domestic Use        to be used as sleeping quarters or as domestic premises
                    within the meaning of any ordinance for the time being in force or allow any person to remain on the Premises overnight without first obtaining the Landlord's permission in writing for so doing.

Storage of          5.11 Not to use the Premises for the manufacture of goods or
Merchandise and     merchandise or for the storage of goods or merchandise other
Hazardous Goods     than in small quantities consistent with the nature of the
                    Tenant's trade or business by way of samples and exhibits nor to keep or store or cause or permit or suffer to be kept or stored thereat any arms or ammunition, gun-powder, salt-petre, petroleum, liquified petroleum gas, butane gas, kerosene or other explosive or dangerous hazardous or prohibited goods within the meaning of the Dangerous Goods
                    Ordinance (Cap. 295) and the regulations made thereunder or any Statutory modification or re-enactment thereof from time to time in force.

User 5.12 Not to use the Premises for any purpose other than the purpose specified in the Third Schedule and in particular but without prejudice to the generality of the foregoing not to use the Premises for the purpose of a Buddhist hall or temple or for the performance of the ceremony known as Ta Chai or for any similar ceremony or for any other religious purpose or the performance of any religious ceremony.

Obstructions in     5.13 Not to place or leave or suffer or permit to be placed
Passages            or left by any contractor employee invitee or licensee of
                    the Tenant any boxes furniture articles or rubbish in the entrance or any of the staircases passages or landings of the Building used in common with other tenants or the Landlord or otherwise encumber the same and the Landlord shall be entitled without notice and at the Tenant's expense to remove and dispose of as it sees fit any such material aforesaid and the Landlord shall not thereby incur any liability to the Tenant or to any person whomsoever and the Tenant shall indemnify the Landlord against all losses claims damages or expenses of and against the Landlord in respect thereof.

Parking &           5.14 Not to park any vehicle in or obstruct or otherwise use
Loading             or permit any vehicle to be parked in or be obstructed or
                    otherwise used by any employee agent or licensee of the Tenant any of those areas of the Building allocated to parking or for the movement of or access for vehicles or designated as loading/unloading areas other than in accordance with the Building Rules and the Carpark Rules made from time to time by the Manager under the Head Lease and the Regulations made from time to time by the Landlord.

Deliveries          5.15 Not without the prior written consent of the Landlord
and use of          to take delivery to the Premises of furniture or other large
Passenger Lifts     objects during Normal Business Hours as hereinafter defined
                    (except by the service lifts in the Building) and not to cause or suffer or permit passenger lifts to be used for delivery purposes at any time or load or permit or suffer to he loaded into any service lift or passenger lift in the Building a weight greater than such lift is designed or permitted to carry.

Preparation of      5.16 Not to cook or prepare or permit or suffer to be cooked
food and            or prepared any food (except for small quantities that may
prevention of       be for consumption or testing by the Tenant's employees or
Odours              customers Provided that the Tenant shall first apply for
                    appropriate licenses for such purposes from the relevant government authorities as may be required by law) or permit any offensive or unusual odours to be produced upon or emanate from the Premises.


Not to Misuse       5.17 Not to use or permit or suffer to be used any lavatory
Lavatories          facilities whether shared with other tenants or occupiers of the Building or reserved exclusively for the use of the Tenant for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown into any W.C. pan, urinal, basin sink or other lavatory fitting any foreign or deleterious substance of any kind and to pay to the Landlord on demand the cost of any breakage, blockage or damage resulting from a breach of this provision.

Animals, pets       5.18 Not to keep or permit or suffer to be kept any animals
and                 or pets inside the Premises and to take all such steps and
infestation         precautions to the reasonable satisfaction of the Landlord as shall be necessary to prevent the Premises or any part thereof from becoming infested by termites rats mice roaches or any other pests or vermin and for the better observance hereof the Landlord may require the Tenant to employ at the Tenant's cost such pest extermination contractors as the Landlord may approve (which approval shall not be unreasonably withheld or delayed).

No Touting          5.19 Not to tout or solicit or procure or permit any touting or soliciting for business or the distribution of any pamphlets notices or advertising matter outside the Premises or anywhere within the Building by any of the Tenant's servants agents licensees or permitted sub-tenants.

Breach of           5.20 Not to commit any breach of the provisions of the
Government          Government Lease or Conditions under which the Development
Lease or            is held from the Government or of the Head Lease or of the
Conditions or       Deed of Mutual Covenant (if any) or any Sub-Deed of Mutual
Deed of Mutual      Covenants affecting the Building and/or the Development and
Covenants           to indemnify the Landlord against the consequences of any
                    such breach.

Breach of           5.21 Not to cause suffer or permit to be done any act or
Insurance           thing whereby the policy or policies of insurance on the
Policy              Premises against damage by fire or liability to third
                    parties for the time being subsisting may become void or voidable or whereby the rate of premium or premia thereon may be increased and to repay to the Landlord on demand all sums paid by the Landlord by way of increased premium or premia thereon and all expenses incurred by the Landlord in and about any renewal of such policy or policies arising from or rendered necessary by such breach.

Alienation          5.22 The Tenant shall not assign underlet or otherwise part with the possession of the Premises or any part thereof in any way whether by way of sub-letting lending sharing or other means whereby any person or persons not a party to this Lease obtains the use or possession of the Premises or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting sharing assignment or parting with the possession of the Premises (whether for monetary consideration or not) this Lease shall absolutely determine and the Tenant shall forthwith vacate the Premises on notice to that effect from the Landlord. The Tenancy shall be personal to the Tenant named in the First Schedule to this Lease and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Clause:-

                         (a) In the case of a tenant which is a partnership
                             the taking in of one or more new partners whether on the death or retirement of an existing partner or otherwise;

                         (b) In the case of a tenant who is an individual
                             (including a sole surviving partner of a partnership tenant) the death insanity or disability of that individual to the intent that no right to use possess occupy or enjoy the Premises or any part thereof shall vest in the executors administrators personal representative next of kin trustee or committee of any such individual;

                         (c) In the case of a tenant which is a corporation
                             any takeover, amalgamation or voluntary liquidation thereof:

                         (d) The giving by the Tenant of a Power of Attorney
                             or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the Premises or any part thereof or does in fact use possess occupy or enjoy the same;

                         (e) The change of the Tenant's business name

                         PROVIDED that the sharing of the Premises or any part (s) thereof as Licensee(s) only with any one or more company or companies which is/are and remain(s) at all times a Related Company of the Tenant (as hereinafter defined) shall not be a breach of this clause provided that the Tenant provides full particulars beforehand to the Landlord of such sharing and of the Related Company of the Tenant concerned and provided that such sharing of occupation is terminated forthwith in the event that such company ceases to be a Related Company of the Tenant as so defined.

Advertising of      5.23 Not to erect upon the Premises, the Building or any
 Premises           part thereof any sign or display advertising the Premises or any part thereof as being available for letting or sub-letting or issue any pamphlet publicity or advertisement in any form whatsoever with regard to any proposed letting or sub-letting of the Premises.


Not to commit       5.24 Not to do omit suffer or permit in relation to the
breach of Head      Premises anything in contravention of any of the lessee's
Lease               covenants and other provisions in the Head Lease contained or any act or thing which would or might cause the Landlord to be in breach of the Head Lease.

                                   SECTION VI
                                   EXCLUSIONS

                    6.01 IT IS HEREBY FURTHER EXPRESSLY AGREED AND DECLARED that the Landlord shall not in any circumstances (other than those arising from its own gross negligence or wilful default or that of its servants contractors agents or licensees) be liable to the Tenant or any other person whomsoever:-

Lifts, Air-         (a)  In respect of any loss of profit or of business or loss
conditioning,            of life or loss, injury or damage to person or property
Utilities                or for any disruption or inconvenience caused to or
                         suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any defect in or breakdown or suspension of service of the lifts air-conditioning system, electric power or water supplies, or any other building service provided in or serving the Building, or

Fire and            (b)  In respect of any loss of profit or of business or
overflow of              loss of life or loss injury or damage to person or
water                    property or for any disruption or inconvenience caused
                         to or suffered or sustained by the Tenant or any other person caused by or through or in any way owing to or arising out of or connected with any escape of fumes smoke fire or any other substance or thing or the overflow of water from anywhere within the Building or any part of the Development or in any way attributable to fire storm tempest flood Act of God or other inevitable accident, or


Security            (c)  For the security or safekeeping of the Premises or any contents therein and in particular but without prejudice to the generality of the foregoing the provision by the Landlord or the Manager or watchmen and caretakers shall not create any obligation on the part of the Landlord or the Manager as to the security of the Premises or any contents therein and the responsibility for the safety of the Premises and the contents thereof shall at all times rest with the Tenant.

                                   SECTION VII
                               SUSPENSION OF RENT

Suspension of       7.01 If the Premises or the Building or any part thereof
Rent in case of     shall at any time during the Term be destroyed or damaged or
fire etc.           become inaccessible owing to fire water storm typhoon
                    defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Landlord or the Tenant so as to render the Premises or any part thereof unfit for commercial use or inaccessible and the policy or policies of insurance for such risk effected by the Landlord shall not have been vitiated or payment of the policy moneys refused in whole or in part in consequence of any act or default of the Tenant or if at any time during the continuance of this tenancy the Premises shall be condemned as a dangerous structure or a demolition order or closing order shall become operative in respect of the Premises or any part thereof then the rent and other charges hereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained or order made shall be suspended, rent and other charges paid in advance in respect of the current month being refunded, until the Premises shall again be rendered accessible and fit for commercial use PROVIDED
                    THAT in circumstances when the whole or substantially the whole of the Premises have been rendered inaccessible or unfit for commercial use and should the Premises not have been reinstated in the meantime either the Landlord or the Tenant may at any time after two months from the occurrence of such damage or destruction or order give to the other of them notice in writing to determine this Lease and thereupon the same and everything herein contained shall cease and be void as from the date of the occurrence of such destruction or damage or order or of the Premises or any part thereof becoming inaccessible or unfit for commercial use but without prejudice to the rights and remedies of either party against the other in respect of any antecedent claim or breach of the agreements stipulations terms and conditions herein contained or of the Landlord in respect of the rent payable hereunder prior to the coming into effect of the suspension.

                                  SECTION VIII
                                     DEFAULT

                    8. It is hereby expressly agreed and declared as follows:-

Default 8.01 If the rent and/or the Air-conditioning Charges or Management Charges or any other moneys payable hereunder or any part thereof shall be in arrears for fifteen (15) days after the same shall have become payable (whether formally demanded or not) or if there shall be any breach or non-performance of any of the stipulations conditions or agreements herein contained and on the part of the Tenant to be observed or performed or if the Tenant shall stop or suspend payment of its debts or be unable to or admit inability to pay its debts as they fall due or enter into any scheme of arrangement with its creditors or have an encumbrancer take possession of any of its assets or have a receiving order made against it or in such circumstances as aforesaid fail to satisfy any judgement that may be given in any action against it after final appeal or go into liquidation (save for the purposes of amalgamation or reconstruction) or if the Tenant shall suffer execution to be levied upon the Premises (except upon such part thereof which has been sublet with the Landlord's consent) or otherwise on the Tenant's goods or if in such circumstances as aforesaid the Tenant shall suspend or cease or threaten to suspend or cease to carry out its business or should any event occur or proceeding be taken with respect to the Tenant in any jurisdiction to which the tenant is subject which has an effect equivalent or similar to any of the events or circumstances described above then and in any such case it shall be lawful for the Landlord at any time thereafter to re-enter on and upon the Premises or any part thereof in the name of the whole and thereupon this Lease shall absolutely determine but without prejudice to any right of action or non-observance or non-performance by the Tenant of any of the terms of this Lease. A written notice served by the Landlord on the Tenant in manner hereinafter provided to the effect that the Landlord thereby exercises the power of determination and/or re-entry hereinbefore contained shall be a full and sufficient exercise of such power without physical entry on the part of the Landlord notwithstanding any statutory or common law provision to the contrary. All costs and expenses including legal costs incurred by the Landlord in demanding and enforcing payment of the rent and other charges payable hereunder (if the Landlord elects to demand) and in exercising its rights and/or remedies or in attempting to do so shall be paid by the Tenant and shall be recoverable from the Tenant as a debt.

 Interest 8.02 Notwithstanding anything herein contained in the event of default in payment of rent or other monies payable by the Tenant hereunder (whether formally demanded or not) the Tenant shall pay to the Landlord on demand daily interest on all such sums outstanding at the rate of 3% above the prime lending rate of the Hongkong and Shanghai Banking Corporation Limited from time to time calculated from the date on which the same shall be due for payment. (in accordance with the provisions contained in that behalf herein) until the date of payment provided that the demand and/or receipt by the Landlord of interest pursuant to this Clause shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof (including but without prejudice to the generality of the foregoing the right of re-entry) exercisable under the terms of this Lease.

Acceptance of       8.03 The acceptance of any rent by the Landlord shall not be
Rent                deemed to operate as a waiver by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance by the Tenant of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed.


                       Without prejudice to the other rights of the Landlord, if
                    the Tenant shall during the Term default in payment of any of the Rent or other sums payable by the Tenant hereunder for more than three (3) times, the Tenant shall be deemed to have persistently failed to pay the Rent on its due date causing administrative inconvenience or nuisance to the Landlord and the Landlord shall be entitled to terminate the Agreement forthwith. On the exercise of the Landlord's right of termination under this Agreement, the Landlord shall have the right, if this Agreement shall have been registered in the Land Registry, to register at the Land Registry an instrument signed by the Landlord alone to terminate this Agreement and this sub-clause shall not prevent the Landlord from recovering in addition to interest, other amounts or loss suffered by the Landlord by reason of the Tenant's breach. Time for payment by the Tenant of any money payable hereunder shall be of the essence of this Agreement in every respect.

Acts of Employees   8.04 For the purpose of these presents any act default
Invitees and        neglect or omission of any guest visitor servant contractor
Licenses            employee agent invitee or licensee of the Tenant shall be
                    deemed to be the act default neglect or omission of the Tenant.

Distraint           8.05 For the purposes of Part III of the Landlord and Tenant
                    (Consolidation) Ordinance (Chapter 7) and of these presents, the rent payable in respect of the Premises shall be and be deemed to be in arrears if not paid in advance at the times and in the manner hereinbefore provided for payment thereof.

Exercise of         8.06 A written notice served by the Landlord on the Tenant
Right of Re-        in manner hereinafter mentioned to the effect that the
Entry               Landlord thereby exercises the power of re-entry herein
                    contained shall be a full and sufficient exercise of such power without actual entry on the part of the Landlord.

[For Cash deposit only]

                                    SECTION IX

                                     DEPOSIT

Deposit 9.01 The Tenant shall on the signing hereof deposit with the Landlord in cash the sum or sums specified in paragraph (1) of Part IV of the Second Schedule ("the Deposit") to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which Deposit shall be held by the Landlord throughout the currency of this Lease free of any interest to the Tenant with the right for the

                    Landlord (without prejudice to any other right or remedy hereunder) to deduct therefrom the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the agreements, stipulations, obligations or conditions. In the event of any deduction being made by the Landlord from the Deposit in accordance herewith during the currency of this Lease the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Lease as hereinbefore provided.

Increase of         9.02 The amount of the cash deposit stipulated in Clause
Deposit             9.01 shall be increased, following each and any review in
                    rent to market rent or increase in Air-Conditioning Charges and/or Management Charges, so that the total amount of the Deposit shall be for a sum equal to (i) [ ] months' rent at the rent payable after the review in question. (iii) [ ] months' Air-conditioning Charges at the rate at that time payable by the Tenant hereunder and (iii) [ ] months'
                    Management Charges at the rate at that time payable by the Tenant hereunder.

Repayment of        9.03 Subject as aforesaid the Deposit and any further
Deposit             deposits paid shall be refunded to the Tenant by the
                    Landlord without interest within thirty days after the expiration or sooner determination of this Lease and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later

Transfer of         9.04 The parties hereto agree that in the event of the
Deposit             Landlord assigning or transferring the ownership of the
                    Premises or the Building of which the Premises forms part to any person ("the New Owner") prior to the termination of the Term of this Lease subject to and with the benefit of this Lease, the Landlord shall be at liberty to transfer the Deposit paid by the Tenant under the Lease (less any deduction which the Landlord may make according to the terms of this Lease and the said rental deposit or the balance thereof after the said deduction shall hereinafter be referred to as "the Rental Deposit") to the New Owner and in that event the Tenant shall waive all claims against the Landlord for the refund of the Rental Deposit but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Owner for refund of the same
                    AND a written notice sent by the Landlord or the Landlord's solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Rental
                    Deposit has been transferred to the New Owner unless the contrary intention is expressed in the said notice.

[Bank Guarantee]
                                   SECTION IX

                                     DEPOSIT

Deposit 9.01 The Tenant shall on the signing hereof provide the Landlord with a bank guarantee for the sum specified in paragraph (1) of Part IV of the Second Schedule ("the Bank Guarantee") to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which Bank Guarantee shall be held by the Landlord throughout the currency of this Lease free of any interest to the Tenant with the right for the Landlord (without prejudice to any other right or remedy hereunder) to enforce the Bank Guarantee for payment of the amount of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the agreements, stipulations, obligations or conditions. In the event the Bank Guarantee being enforced by the Landlord in accordance herewith during the currency of this Lease the Tenant shall forthwith on demand by the Landlord provide a further bank guarantee equal to the amount so enforced and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Lease as hereinbefore provided.

Increase of         9.02 The extent of the amount of the Bank Guarantee
Deposit             stipulated in Clause 9.01 shall be increased, following each and any review in rent to market rent or increase in Air-conditioning Charges and/or Management Charges, so that the total extent of the Bank Guarantee shall be for a sum equal to (i) [ ] months' rent at the rent payable after the review in question. (ii) [ ] months' Air-conditioning
                    Charges at the rate at that time payable by the Tenant hereunder and (iii) [ ] months' Management Charges at the rate at that time payable by the Tenant hereunder.

Cancellation of     9.03 Subject as aforesaid the Bank Guarantee and any further
guarantee           bank guarantees or supplements provided shall be returned to the Tenant for cancellation by the Landlord without interest within sixty days after the expiration or sooner determination of this Lease and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

Issue of            9.04 The parties hereto agree that in the event of the
replacement         Landlord assigning or transferring the ownership of the
guarantee           Premises or the Building of which the Premises forms part to any person ("the New Owner") prior to the termination of the Term of this Lease subject to and with the benefit of this Lease, the Landlord shall be at liberty to transfer/assign the benefits of the Bank Guarantee provided by the Tenant to the New Owner but in the event the Bank Guarantee is not transferrable nor assignable, the Tenant shall provide a new bank guarantee to the New Owner in replacement of the Bank
                    Guarantee if so requested by the Landlord. The aforesaid transfer shall be subject to the right of the Landlord to enforce the Bank Guarantee under the terms of this Lease and in the event of transfer or assignment as aforesaid, the Tenant shall waive all claims against the Landlord for the return of the Bank Guarantee if it has been transferred or assigned as aforesaid but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Owner for return of the same AND a written notice sent by the Landlord or the Landlord's solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Bank Guarantee has been transferred (if it has not been replaced) to the New Owner unless the contrary intention is expressed in the said notice.

[Cash Deposit and Bank Guarantee]

                                    SECTION IX

                                     DEPOSIT

Cash Deposit        9.01 The Tenant shall on the signing hereof deposit with the
                    Landlord in cash the sum or sums specified in paragraph (1) of Part IV of the Second Schedule ("the Cash Deposit") and provide to the Landlord a bank Guarantee for such amount specified in paragraph ( 2 ) of Part IV of the Second
                    Schedule ("the Bank Guarantee") (the Cash deposit and the
                    Bank Guarantee are collectively referred to as "the
                    Deposit") to secure the due observance and performance by the Tenant of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed and performed which Deposit shall be held by the Landlord throughout the currency of this Lease free of any interest to the Tenant with the right for the Landlord
                    (without prejudice to any other right or remedy hereunder) to deduct from the Cash Deposit the amount of and/or to enforce the Bank Guarantee for payment of any rent rates and other charges payable hereunder and any costs expenses loss or damage sustained by the Landlord as the result of any non-observance or non-performance by the Tenant of any of the agreements, stipulations, obligations or conditions. In the event of any deduction being made by the Landlord from the Cash Deposit and/or the Bank Guarantee being enforced by the Landlord in accordance herewith during the currency of this Lease the Tenant shall forthwith on demand by the Landlord make a further deposit equal to the amount so deducted and/or to provide a further bank guarantee equal to the amount so enforced and failure by the Tenant so to do shall entitle the Landlord forthwith to re-enter upon the Premises and to determine this Lease as hereinbefore provided.

Increase of         9.02 The amount of the Cash Deposit and the extent of the
Deposit             Bank Guarantee stipulated in Clause 9.01 shall be increased, following each and any review in rent to market rent or increase in Air-conditioning Charges and/or Management
                    Charges, so that the total amount of the Cash Deposit and the extent of the Bank Guarantee shall be for a sum equal to
                    (i) [three months'] rent at the rent payable after the review in question. (ii) [three months'] Air-conditioning
                    Charges at the rate at that time payable by the Tenant hereunder and (iii) [three months'] Management Charges at the rate at that time payable by the Tenant hereunder.

Repayment of        9.03 Subject as aforesaid, (i) the Cash Deposit and any
Deposit             further cash deposits paid shall be refunded and the Bank
                    Guarantee and any further bank guarantees and supplements provided shall be returned to the Tenant by the Landlord without interest within thirty days for Cash Deposits and within sixty days for Bank Guarantee after the expiration or sooner determination of this Lease and delivery of vacant possession to the Landlord and after settlement of the last outstanding claim by the Landlord against the Tenant for any arrears of rent rates and other charges and for any breach non-observance or non-performance of any of the agreements stipulations terms and conditions herein contained and on the part of the Tenant to be observed or performed whichever shall be the later.

Transfer of         9.04 The parties hereto agree that in the event of the
Deposit             Landlord assigning or transferring the ownership of the
                    Premises or the Building of which the Premises forms part to any person ("the New Owner") prior to the termination of the Term of this Lease subject to and with the benefit of this Lease, the Landlord shall be at liberty to transfer the Cash
                    Deposit paid and transfer/assign the
                    benefits of the Bank Guarantee provided by the Tenant to the New Owner but in the event the Bank Guarantee is not transferrable nor assignable, the Tenant shall provide a new bank guarantee to the New Owner in replacement of the Bank
                    Guarantee if so requested by the Landlord. The aforesaid transfer or assignment shall be subject to (i) any deduction which the Landlord may make according to the terms of this Lease and the said rental deposit or the balance thereof after the said deduction shall hereinafter be referred to as "the Rental Deposit" and/or (ii) the Landlord's right to enforce the Bank Guarantee in accordance with the terms of this Lease and in the event of transfer or assignment as aforesaid, the Tenant shall waive all claims against the Landlord for the refund of the Rental Deposit and the return of the Bank Guarantee if the Bank Guarantee has been transferred or assigned as aforesaid but nothing herein provided shall prejudice or affect the right of the Tenant to claim against the New Owner for refund or return of the same AND a written notice sent by the Landlord or the Landlord's solicitors by ordinary post to the Tenant to the address stated herein notifying the change of ownership of the Premises shall be conclusive evidence that the Rental
                    Deposit has been transferred and the Bank Guarantee has been assigned (if it has not been replaced) to the New Owner unless the contrary intention is expressed in the said notice.

                                   SECTION X

                                  REGULATIONS

Introduction of     10.01 The Landlord shall be entitled from time to time
Regulations         and by notice in writing to the Tenant to make introduce
                    and subsequently amend adopt or abolish if necessary such Regulations as it may reasonably consider necessary for the proper operation and maintenance of the Building.

Conflict 10.02 Such Regulations shall be supplementary to the terms and conditions contained in this Lease and shall not in any way derogate from such terms and conditions. In the event of conflict between such Regulations and the terms and conditions of this Lease the terms and conditions of this Lease shall prevail.

Exclusion of        10.03 The Landlord shall not be liable for any loss or
Liability           damage howsoever caused or arising from any non-enforcement of the Regulations or non-observance thereof by any person.

                                   SECTION XI

                        INTERPRETATION AND MISCELLANEOUS

Marginal Notes,     11.01 The Marginal Notes, Headings and Index are intended
Headings and        for guidance only and do not form a part of this Lease nor
Index               shall any of the provisions of this Lease be construed or
                    interpreted by reference thereto or in any way affected or limited thereby.

Definitions         11.02 In this Lease the following expressions whenever used shall (save where the context otherwise requires) have the following meanings:-

                    "the Building" means that part of the two commercial/office towers constructed as part of the Development known as PCCW Tower of which particulars are contained in Part II of the First Schedule hereto.

                    "the Development" means the development comprising two office/commercial towers with car-parking and other facilities erected on some part or parts of the piece or parcel of land at Taikoo Place, Quarry Bay, Hong Kong know and registered at the Land Registry as SECTION S AND THE REMAINING PORTION OF QUARRY BAY MARINE LOT NO. 1 comprising both the tower block now know as "Dorset House" and the Building and the podium on which the same are constructed.

                    "the Manager" means the Manager from time to time of the Development appointed pursuant to the provisions of the Head Lease.

                    "Normal Business Hours" means the hours other than on Sundays and Public Holidays, between 8.00 a.m. and 7.00 p.m. on each Monday to Friday and between 8.00 a.m. and 2.00 p.m. on each Saturday which is not a Public Holiday.

                    "Related Company" means and any other entity:
                    (a) not less than 10% of whose voting shares or securities;
                        or
                    (b) not less than 10% of the composition of whose broad of directors; or
                    (c) not less than 10% of whose issued share capital or
                        ownership interest;
                    are now or hereafter owned or controlled directly or indirectly by.

Gender 11.03 In this Lease unless the context otherwise requires words importing the singular number shall include the plural number and vice versa and words importing a gender shall include every gender and references to persons include bodies corporate or unincorporate.

Lettable Floor      11.04 For the purposes of Special Conditions set out in the
Area                Fourth Schedule hereto, the lettable floor area of the
                    Premises shall be deemed to be square feet.

Name of             11.05 The Landlord reserves the right to name the Building
Building            with any such name or style as it in its sole discretion may determine and at any time and from time to time to change, alter, substitute or abandon any such name without thereby becoming liable to compensate the Tenant for any loss expense or inconvenience caused to the Tenant as a consequence thereof provided that the Landlord shall give the Tenant and the Postal and other relevant Government
                    Authorities not less than three months' notice of its intention so to do.

Alterations to      11.06 The Landlord reserves the right from time to time to
the Building        improve extend or add to or reduce the Building or in any
                    manner whatsoever to alter or deal with the Building (other than the Premises) without being liable to the Tenant in respect thereof Provided always that such improvements and alterations shall not affect the area of the Premises and in exercising such right the Landlord will endeavour to cause as little inconvenience to the Tenant as is practicable in the circumstances and the Tenant shall not make any claim against the Landlord for any inconvenience caused.

Condonation not     11.07 No condoning, excusing or overlooking by the Landlord
a Waiver            of any default, breach or non-observance or non-performance by the Tenant at any time or times of any of the agreements stipulations terms and conditions herein contained shall operate as a waiver of the Landlord's rights hereunder in respect of any continuing or subsequent default, breach or non-observance or non-performance or so as to defeat or affect in any way the rights and remedies of the Landlord hereunder in respect of any such continuing or subsequent default or breach and no waiver by the Landlord shall be inferred from or implied by anything done or omitted by the Landlord, unless expressed in writing and signed by the Landlord. Any consent given by the Landlord shall operate as a consent only for the particular matter to which it relates and shall in no way be considered as a waiver or release of any of the provisions hereof nor shall it be construed as dispensing with the necessity of obtaining the specific written consent of the Landlord in the future, unless expressly so provided.

Letting Notices     11.08 During the three months immediately before the
and Entry           expiration or sooner determination of the Term the Landlord shall be at liberty to affix and maintain without interference upon any external part of the Premises a notice stating that the Premises are to be let and such other information in connection therewith as the Landlord shall reasonably require.

Service of          11.09 Any notice required to be served on the Tenant shall
Notices             be sufficiently served if delivered or despatched by
                    registered post to or left at the Premises. Any notice required to be served on the Landlord shall be sufficiently served if delivered or despatched by registered post to its principal place of business from time to time. A notice sent by registered post shall be deemed to be given at the time and date of posting.

Stamp Duty and      11.10 Each of the parties hereto shall bear its own legal
Costs               costs in relation to the preparation approval and execution of this Lease. The stamp duty hereon and Land Registry fees
                    (if any) shall be borne by the Landlord and the Tenant in equal shares.

Deed of Mutual      11.11 The Tenant shall observe and comply with and perform
Covenant            all covenants terms and provisions in any Deed of Mutual
                    Covenant and Management Agreement now or at any future time in force relating to the Building so far as they relate to the premises and shall indemnify the Landlord against the breach non-observance or non-performance thereof provided however that such documents shall not contain any covenants or conditions expressed to be binding upon the owner or occupier or any tenant of any portion of the Building which shall be incompatible with or place any unreasonable restriction upon the proper use of the Premises by the Tenant for the purposes of its legitimate business as described in the Third Schedule and shall not derogate from any of the rights and privileges granted to the Tenant by virtue of the provisions of this Lease.

No Key Money        11.12 The Tenant hereby expressly declares that for the
                    grant of the Term no key money or premium or construction money or other consideration otherwise than the rent and other payments herein expressly reserved and expressed to be payable has been paid or will be payable to the Landlord or to any person whomsoever.

Entire              11.13 This Lease sets out the full agreement between the
Agreement           parties. No warranties or representatives express or implied of any kind other than those set out herein (if any) are or have been made or given by the Landlord or by anybody on his behalf and if any such warranties or representations express or implied have been made, the same are withdrawn or deemed to have been withdrawn immediately before the execution of this Lease.

                                   SECTION XII

                               SPECIAL CONDITIONS

Special             12. The parties hereto further agree that they shall
Conditions          respectively be bound by and entitled to the benefit of the
                    Special Conditions set forth in the Fourth Schedule. All the schedules to this Lease shall form part of this Lease.
                    Should there be any conflicts or inconsistencies between the terms and conditions in the Fourth Schedule hereto and that of and in other parts of this Lease, the terms and conditions in the Fourth Schedule shall prevail.

                    IN WITNESS whereof the parties have caused this document to be executed the day and year first above written.

                      THE FIRST SCHEDULE ABOVE REFERRED TO
                      ------------------------------------

                                     PART I
                                     ------


LANDLORD              :  PARTNER LINK INVESTMENTS LIMITED

PRINCIPAL PLACE       :  39th Floor, PCCW Tower, Taikoo Place,
OF BUSINESS              979 King's Road, Quarry Bay, Hong Kong

TENANT                :

PLACE OF INCORPORATION:

REGISTERED OFFICE     :

                                     PART II
                                     -------

THE BUILDING          :  The multi-storeyed commercial/office building
                         erected as part of the Development erected on Section S and The Remaining Portion of Quarry
                         Bay Marine Lot No. 1 and known as:
                                      PCCW TOWER
                                      Taikoo Place,
                                      979 King's Road,
                                      Quarry Bay,
                                      Hong Kong.

THE PREMISES          :  All Those     th Floor of the Building which for
                         the purposes of identification only are shown and coloured Pink on the th Floor Plan hereto annexed.

                                    PART III
                                    --------

TERM                  :  A term of    Years commencing on the        day of
                                   200  and expiring on the              day of
                         200 .

                                     PART IV
                                     -------

RENT FREE  PERIOD      : Notwithstanding  anything  to the  contrary  herein,  a
                         rent free period of ( ) months from the commencement of the Term shall be given during which rent free period the Tenant

                        (a) shall not be required to pay rent;

                        (b) but shall be obliged to pay rates, Air-
                             Conditioning Charges and Management Charges and other outgoings payable by the Tenant in manner hereinafter mentioned.


                     THE SECOND SCHEDULE ABOVE REFERRED TO
                     -------------------------------------

                                     PART I
                                     ------

                                      RENT

For the period of the Term the rent shall be Hong Kong Dollars
Only  (HKS    ) per calendar month.

                                     PART II
                                     -------

                    PARTICULARS OF AIR-CONDITIONING CHARGES

The Air-conditioning Charge that will be payable with effect from the commencement of the Term for air-conditioning supplied to the Premises during Normal Business Hours will be HK$ per month (subject to review).

                                    PART III
                                    --------

                               MANAGEMENT CHARGES

The Management Charge that will be payable with effect from the commencement of the Term as a due proportion of the cost to the Landlord of providing the management services to the Common Areas and services of the Development will be
HK$                   per month (subject to review).

                                     PART IV
                                     -------

                                     DEPOSIT

[For Cash Deposit only]
(1) The amount of the deposit that shall be paid to the Landlord in cash on the signing hereof in accordance with Clause 9.01 of Section IX shall be in the
     sum of HK$       , equivalent to           months' rent, air-conditioning
     charge and management charge.

[For Bank Guarantee only]
(1)  A bank guarantee for the sum of HONG KONG DOLLARS                      ONLY
     (HKS                ) equivalent to [                       (   ) months']
     rent and air-conditioning charge and management charge shall be by way of a bank guarantee issued by a licensed bank in Hong Kong to secure the due performance observance and compliance of the terms and conditions of this Lease. The bank issuing the bank guarantee shall be approved by the Landlord (which approval shall not be unreasonably withheld or delayed). The Bank Guarantee shall be issued and produced to the Landlord upon the signing of this Lease or the delivery of vacant possession of the Premises to the Tenant by the Landlord, whichever date shall be the earlier.

[For Cash Deposit and Bank Guarantee]
     Total Deposit payable under this Lease shall be an amount equivalent to [ ] months' rent, air-conditioning charge and management charge payable in the following manner:-

(a) A cash rental deposit for the sum of HONG KONG DOLLARS ONLY (HK$ ) equivalent to [ ( )] months' rent, air- conditioning charge and management charge; and

(b) A bank guarantee for the sum of HONG KONG DOLLARS ONLY (HKS ) equivalent to [ ( )] months' rent, air- conditioning charge and management charge shall be by way of a bank guarantee issued by a licensed bank in Hong Kong to secure the due performance observance and compliance of the terms and conditions of this Lease. The bank issuing the bank guarantee shall be approved by the Landlord (which approval shall not be unreasonably withheld or delayed). The Bank Guarantee shall be issued and produced to the Landlord upon the signing of this Lease or the delivery of vacant possession of the

     Premises to the Tenant by the Landlord, whichever date shall be the earlier.

                      THE THIRD SCHEDULE ABOVE REFERRED TO
                      ------------------------------------

                                      USER

The Tenant will use the Premises for commercial purposes only and for no other purpose whatsoever.

                      THE FOURTH SCHEDULE ABOVE REFERRED TO
                      -------------------------------------

                               SPECIAL CONDITIONS

1.    HANDING OVER OF POSSESSION

Vacant possession of the Premises shall be given by the Landlord to the Tenant on the date of commencement of the Term.

Possession of the Premises shall be handed over by the Landlord to the Tenant in the "as is" condition with the following fixtures and fittings:

(a) Fully fitted suspended ceilings light boxes, air conditioning grills, diffusers, ducting, sprinkler system, grid and tiles.

(b) A raised floor system incorporating floor tiles and the underfloor power grid.

(c) The voice/data cable, subject to the Tenant and Landlord agreeing a fair purchase price. If no agreement can be reached, the voice/data cable shall be left in situ at no cost to the Tenant. However, the Tenant is allowed to install their own structuring cabling system, but will be required to remove all its installation at the end or sooner determination of the tenancy, if so required by Landlord.

(d) All pantries in an "as is" condition with the exception of the moveable fittings. The Tenant is not required to reinstate the pantries fixture except the plumbing installations, water boiler and drinking water system at the end or sooner determination of the tenancy.

(e)  Blinds around the windows.

(f) The power cable up to the MCB box in the room of the tenancy area shall be set up at tenant's cost.

2.   OPTION TO RENEW

2.1 If the Tenant shall be desirous of renewing this Lease for a renewed term of three 3 years ["the Renewed Term") from the date of expiration of the original Term created by this Lease ("the Expiry Date") and shall not later than 6 months before the Expiry Date give to the Landlord notice in writing of its desire and provided that there shall at that time and at the time of the Expiry Date be no outstanding or existing breach or non-observance or non-performance of any of the agreements, stipulations, terms or conditions herein contained and on the part of the Tenant to be observed and performed, the Landlord shall at the expense of the Tenant grant to the Tenant a renewal of this Lease for the Renewed Term from the Expiry Date at the current market rental for the Premises as at the Expiry Date to be determined in accordance with the provisions of Clause 2.2 of this Fourth Schedule, but otherwise subject to the same terms, covenants, conditions and provisions as are herein contained with the exception of the amount of the Air-conditioning Charges and Management Charges payable, the amount of the [Deposit/Cash Deposit and Bank Guarantee/Bank Guarantee], the rent free period and this Fourth Schedule, but incorporating in place of this Fourth Schedule a new Fourth Schedule containing an option for renewal for one further term of three (3) years in the terms same as the provisions of Clause 2.2 of this Fourth Schedule.

2.2 The following provisions shall apply in relation to the determination of the current market rental for the Premises at the Expiry Date:-

     (a)  Current market rental shall subject to the provisions of sub-clause
          (d) of this Clause 2.2 mean the current market rental for the Premises without making any allowance to reflect or compensate the Tenant for the absence of any rent free period or contribution to fitting out works or other allowance which might then be the practice in open market lettings for a Landlord to make. Such a current market rental shall be that which would be payable after the expiry of any such rent free or concessionary rent period and after receipt of any such contribution or other allowances all of which shall be entirely disregarded in any calculation of current market rental.


     (b) If agreement is reached between the Landlord and the Tenant as to the rent to be payable throughout the Renewed Term ("the New Rent") such agreement shall be in writing signed by both parties and in such case the rent payable during the Renewed Term shall be the New Rent as so agreed.

     (c) If such an agreement has not been made two ( 2 ) months before the commencement of the Renewed Term either the Landlord or the Tenant may serve a notice upon the other calling for an independent surveyor and valuer ("the Surveyor") to be appointed to determine the New Rent. The Surveyor may be appointed by agreement between the Landlord and the Tenant or In default of such agreement within one month before the commencement of the Renewed Term the Surveyor may be appointed at the request of either of the parties by the President for the time being of the Hong Kong Institute of Surveyors. The Surveyor so appointed shall give a written decision with reasons and such decision as to what shall be the New Rent shall (subject to sub-clause (a) of this Clause 2.2) be conclusive and binding on the parties hereto.

     (d) In determining the New Rent the Surveyor shall act as an expert and not as an arbitrator and shall take into account the open market rent for other whole floor office accommodation elsewhere in the Development and/or in similar office buildings in Hong Kong having attributes comparable to those of the Building obtainable at the time of commencement of the Renewed Term on the following assumptions that at that date :-

          (i) the Premises are fitted out and equipped and fit for immediate occupation and use complete with floor and wall coverings, false ceilings, raised floors, air-conditioning throughout and electrical reticulation and other landlord's finishes fixtures and equipment all of a standard commensurate with a high class modern office building in Hong Kong and that no work which has been carried out thereon by the Tenant or its predecessors in title has diminished the rental value of the Premises and that in case the Premises have been destroyed or damaged, they have been fully reinstated and restored;

          (ii) the Premises are available for letting by a willing landlord to a willing tenant without a premium but with vacant possession;

         (iii) that the covenants herein contained on the part of the Tenant have been fully performed and observed;

    but disregarding :-

          (iv) any effect on rent of the fact that the Tenant has been in occupation of the Premises;

          (v) any goodwill attached to the Premises by reason of the carrying on thereat of the business of the Tenant;

          (vi) any effect on rental value of the Premises attributable to any special improvement to the Premises or any part thereof carried out by the Tenant with the Landlord's consent where required (otherwise than in pursuance of an obligation of the Tenant) including any special improvements made by the Landlord at the expense of the Tenant prior to the commencement or during the continuance of the Term;

         (vii) any suspension of rent under Clause 7.01 of this Lease;

     (e) The Surveyor shall afford to each of the parties an opportunity to make representations to him.

     (f) If the Surveyor shall die delay or become unwilling or incapable of acting the President for the time being of the Hong Kong Institute of Surveyors or the person acting on his behalf may by writing discharge the Surveyor and appoint another in his place.

     (g) If the New Rent shall not have been determined before the commencement of the Renewed Term, then pending determination of the New Rent that shall be payable in respect of the Renewed Term, the Tenant shall continue to pay on account of the New Rent the rent was payable immediately before the beginning of the Renewed Term and within fourteen (14) days of the determination of the New Rent, the Tenant shall pay to the Landlord the difference between the rent actually paid by the Tenant during the period pending determination as aforesaid and the New Rent payable for the period pending determination plus interest on the difference between the old rent and the New Rent at the prime lending rate from time to time of the Hongkong and Shanghai Banking Corporation Limited from the commencement of the Renewed Term until the date of payment and in the event of the New Rent being less than the rent actually paid the Landlord shall refund to Tenant the difference between the New Rent and the rental actually paid by the Tenant during the period pending determination plus an interest as aforesaid.

     (h) The costs and expenses of the Surveyor including the cost of his appointment shall be borne by the Landlord and the Tenant in equal shares. All other costs and expenses incurred by the Landlord or the Tenant in respect of or in connection with any rent review shall be borne by themselves separately.

2.3 The Air-conditioning Charges and Management Charges payable by the Tenant in respect of the Renewed Term shall initially be those payable under this Lease immediately at the Expiry Date, but shall be subject to the same provisions for revisions as contained in Clause 2.1 of this Lease.

2.4 The amount of the deposit to be maintained during the Renewed Term, pursuant to Clause 9.01 of this Lease shall be a sum equal to (i) one month's revised rent payable in respect of the Premises during the Renewed Term; (ii) one month's Air-conditioning Charges at the rate from time to time payable by the Tenant during the Renewed Term and

     (iii) one month's Management Charges at the rate from time to time payable by the Tenant during the Renewed Term.

2.5 The Landlord and the Tenant shall enter into a new Lease in respect of a Renewed Term, the revised rent, the revised [deposit/cash deposit and bank guarantee/bank guarantee] and the other terms and conditions determined pursuant to this Clause 2. The Stamp Duty and the Land Registry registration fee payable on such new Lease shall be borne by the Landlord and the Tenant in equal share. Each of the Landlord and the Tenant shall pay its own legal costs of and incidental to the Lease and its counterpart.

 The Landlord                           )
                                        )
 SEALED with the Common Seal of         )
                                        )
 PARTNER LINK INVESTMENTS LIMITED       )
                                        )
 and SIGNED by                          )
                                        )
                                        )
                                        )
 in the presence of:-                   )



 SEALED with the Common Seal of         )
                                        )
 and SIGNED by                          )
                                        )
 in the presence of:-                   )
                                        )


RECEIVED the day and year first above written                )
                                                             )
                                                             )
the sum of HONG KONG DOLLARS                                 ) HK$
                                                             ) ===
                                                        ONLY )
                                                             )
being the [Deposit/Cash Deposit1 payable by the              )
                                                             )
Tenant hereunder on signing hereof in accordance with        )
                                                             )
Section IX Clause 9.01 hereof and Part IV of the             )
                                                             )
Second Schedule hereto.                                      )

IN WITNESS the parties hereto have caused these presents to be duly executed the day and year first above written.

SEALED with the Common Seal of                  )
Richly Leader Limited and                       )
SIGNED by                                       )
                                                )
director(s)/person(s) duly authorized by its    )
board of directors whose signature(s) is/are    )
verified by/in the presence of:                 1









SEALED with the Common Seal of                  )
Pacific Century Paramount Real Estate           )
Limited and SIGNED by                           )
                                                )
director(s)/person(s) duly authorized by its    )
board of directors whose signature(s)is/are     )
verified by/in the presence of:                 )

                          Dated the     day of       200
                          ------------------------------


                             RICHLY LEADER LIMITED


                                      and


                            PACIFIC CENTURY PARAMOUNT

                           REAL ESTATE COMPANY LIMITED


                               DEED OF APPOINTMENT
                                OF LEASING AGENT
                                   AND MANAGER







                               WOO, KWAN, LEE & LO
                              Solicitors & Notaries
                         Room 2801, Sun Hung Kai Centre,
                                30 Harbour Road,
                               Wanchai, Hong Kong.


                               (19-11-2004)(final)
                        Our Ref: SHK/HFM/LYF/CH/R4R305021

                      Dated the 21st day of December 2004



                        PARTNER LINK INVESTMENTS LIMITED

                                       And

                              RICHLY LEADER LIMITED




                    ***************************************


                         Agreement for Sale and Purchase


                    ***************************************














                                               WOO, KWAN, LEE & LO,
                                               Solicitors & Notaries
                                          Room 2801, Sun Hung Kai Centre,
                                                 30 Harbour Road,
                                                Wanchai, Hong Kong.

                                          Ref.: SHK/HFM/LYF/CH/R4R305021
                                                 19.11.04 (final)

                                                                     Appendix II
                                                                     -----------


THIS DEED is made this                             day of

BETWEEN PARTNER LINK INVESTMENTS LIMITED a company incorporated under the laws of the British Virgin Islands with its registered office situate at P.O. Box No.957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter called "the Vendor") of the first part; IPSWICH HOLDINGS LIMITED a company incorporated in the British Virgin Islands whose registered
office is situate at [                  ](hereinafter called "the Guarantor")
of the second part And RICHLY LEADER LIMITED a company incorporated in Hong Kong whose registered office is situate at [ ] (hereinafter called "the Purchaser") of the third part.

WHEREAS :-

(A) By an Agreement for Sale and Purchase dated [                              ]
and made between the Vendor as vendor and the Purchaser as purchaser ("the Agreement"), the Vendor agreed to sell and the Purchaser agreed to purchase the Land and the Premises more particularly described in the Schedule hereto ("the Property") at a consideration of HK$2,808,000,000 and subject to the terms and conditions thereof.

(B) It is a term and condition of the Agreement that the parties hereto must enter into this Deed on completion of the sale and purchase of the Property.

 NOW THIS DEED WITNESSETH as follows:-

1    In this Deed the following words and expressions shall have the following meanings ascribed to them whenever the context so permits :-

"Agent" shall mean Pacific Century Paramount Real Estate Company Limited which is a subsidiary of the Guarantor, appointed by the Purchaser at the request of the Vendor as the Purchaser's sole leasing agent and manager in relation to the leasing and management of the Property on the terms of the Deed of Appointment.

"Deed of Appointment" shall mean the Deed of Appointment of Leasing Agent and Manager (in the form set out in Appendix 1 of the Agreement) whereby the Purchaser appoints the Agent as the Purchaser's sole leasing agent in relation to the leasing of the Property and appoints the Agent as the manager in relation to the management of the Property.

"Force Majeure" shall mean the occurrence of fire water storm typhoon defective construction white ants earthquake subsidence of the ground or any calamity beyond the control of the Purchaser as Landlord or the Tenant/Licenses so as to render the Property or any part thereof unfit for commercial use or inaccessible or the Property or any part thereof shall be condemned as a dangerous structure or a demolition order or closing order has become operative in respect of the Property of any part thereof.

"Guaranteed Period" shall mean the period of 5 years commencing from the date immediately following the date of completion of the sale and purchase of the Property.

"Guaranteed Monthly Rental" shall mean HK$13,338,000 per month.

"Hong Kong" shall mean the Hong Kong Special Administrative Region of the People's Republic of China.

"Letting Agreements" shall mean licences, agreements for lease/tenancy and leases/tenancy agreements or renewal licences, tenancy agreements and leases in respect of the Property or any part(s) thereof.

"Rents/Fees" shall mean rents licence fees and all sums of money payable under the Letting Agreements.

"Tenants/Licensees" shall mean tenants or licensees of the Property or any part(s) thereof.

Words importing the singular number only shall, unless the context otherwise requires, be deemed to include the plural and vice versa and words importing the masculine gender only shall, unless the context otherwise requires, be deemed to include the feminine and neuter genders and vice versa. Words importing persons shall include firms and corporations.

2. (1) Subject to the provisions of Clause 6, the Vendor hereby undertakes and covenants with the Purchaser that, on the date of completion and thereafter on the first business day of every month during the Guaranteed Period, the Vendor shall pay the Guaranteed Monthly Rental for that month (apportioned if the period is less than a month) to the Purchaser by way of a cheque drawn in favour of the Purchaser or by telegraphic transfer to a bank account in Hong Kong specified in writing by the Purchaser.

     (2) Ln consideration of the Vendor's undertakings and covenants under paragraph (1) above, the Purchaser hereby undertakes and covenants with the Vendor that all Rents/Fees payable during the Guaranteed Period will be paid to the Vendor.

3. For the avoidance of doubt, (a) the Guaranteed Monthly Rental is payable irrespective of the actual amount of Rents/Fees and other income received by the Agent and/or the Vendor from the Tenants/Licensees and the cost and expenses required to be expended by the Agent and/or the Vendor in respect of the Property; and (b) if the actual amount of net income referred to in paragraph (a) above shall be greater than the Guaranteed Monthly Rental, the Vendor shall be entitled to retain the excess and the Purchaser shall have no claim against the Vendor whatsoever in respect of such excess.

4. (1) Except as provided in Clause 4(2), all the expenses payable incurred or to be incurred for or in respect of the Property during the Guaranteed Period will be borne by the Vendor and/or the Agent, including without limitation the following (irrespective of whether the same should be payable by the Tenants/Licensees under the Letting Agreements) :-

     (a) all management expenses to be incurred for the management of the Property, air-conditioning charges and other outgoings in respect of the

          Property including management fees and other sums payable to the Manager under the Lease and including goods and services tax and other similar turnover tax levied or chargeable on the Rents/Fees payable by the Tenants/Licensees under the Letting Agreements; and

     (b) all expenses, costs, outgoings and disbursements incurred by the Agent in performance of its obligations and in exercise of its powers under the Deed of Appointment, which include but are not limited to all advertising and promotion fees, professional fees, commissions payable to estate agents, costs and expenses for repairing and maintaining the Property in tenantable repair and condition, reinstatement costs for the disabled toilets (save and except those costs and expenses of a capital or non-recurring nature, expenditure of works required by any order or notice issued on or after the date of the Agreement from any government department or other competent authority, property tax, profit tax, goods and services tax and other similar tax (levied or chargeable on the Guaranteed Monthly Rental, if any), premium payable on the insurance policy (if any) which shall be borne by the Purchaser), legal costs and stamp duty payable for the negotiation, preparation, execution and enforcement of all Letting Agreements.

     (2) The Purchaser shall be responsible for payment of any expenditure of a capital or non-recurring nature, any expenditure of works required by any order or notice issued on or after the date of the Agreement from any government department or other competent authority, property tax, profit tax, goods and services tax and other similar tax (levied or chargeable on the Guaranteed Monthly Rental, if any), premium payable on the insurance policy (if any).

5. It is an essential condition of this Deed that the Deed of Appointment shall be executed by the Purchaser in favour of the Agent upon the execution of this Deed thereby empowering the Agent inter alia, to do such acts and things in relation to the leasing of the Property on the terms therein contained including but not limited to demand, collect, receive and recover from all present and future Tenants/Licensees of the Property the Rents/Fees from time to time and to account to the Vendor all such Rents/Fees actually received by the Agent in accordance with the terms of this Deed.

6.1 The Purchaser shall take out business interruption or loss of income insurance in respect of the Property ("BI Policy") with a reputable insurance company acceptable to the Guarantor (the "Insurer") effective from the date of this Deed for the Insured Amount for a disruption period of at least 12 months and on such other terms and conditions approved by the Guarantor, including but not limited to a condition that the policy may not be cancelled, modified or restricted without the prior written consent of the Guarantor. In this Clause, "Insured Amount" means the product of the Market Rent and 544,146; and "Market Rent" means, for each 12 month period commencing on the date of this Deed, the aggregate of the average open market rent and management fee, air-conditioning charges and other sums payable by tenants per square foot per month for the Property prevailing on the first day of that period as determined by an independent firm of qualified surveyors in Hong Kong. The surveyors shall be jointly instructed by the Vendor and the Purchaser who shall bear the costs of the surveyors in equal shares. Provided that the Insured Amount for the first 12 month period commencing on the date of this Deed is agreed to be HK$13,168,333.

6.2 The Purchaser shall duly pay all premiums and other sums payable and take all necessary steps to keep the BI Policy in full force and effect and shall promptly deliver to the Vendor copies of all premium payment receipts and other notices or information relating to the BI Policy. The Purchaser shall not, without the prior written consent of the Vendor, waive, release, settle, compromise or abandon any claim under the BI Policy.

6.3 On the occurrence of any of the following events or circumstances, namely:

          (a) the Property or any part thereof at any time during the Guaranteed Period being damaged or destroyed by Force Majeure so as to be unfit for occupation and use such that under the terms of the Letting Agreements the Rent/Fees thereby reserved or a fair proportion thereof according to the nature and extent of the damage sustained is suspended; or

          (b) the Property or any part thereof at any time during the Guaranteed Period being damaged or destroyed by Force Majeure so as to be incapable of being let out

     (i) the Purchaser shall forthwith make a claim under the BI Policy and instruct the Insurer to pay the insurance proceeds to the Vendor in full or, if the proceeds were paid to the Purchaser, the Purchaser shall hold the same on trust for the Vendor and promptly pay the same over to the Vendor in full;

     (ii) if for any reason the Vendor does not receive the insurance proceeds for the loss of income for a particular month within the next 4 months, the Purchaser shall pay to the Vendor an amount equal to such insurance proceeds within 14 days and, for this purpose, the Purchaser hereby irrevocably authorize the Vendor to deduct such sum from the Guaranteed Monthly Rental next due and payable to the Purchaser provided that the Purchaser shall not be under any obligation to pay over insurance proceeds or to pay to the Vendor an amount equal to such insurance proceeds if the BI Policy is vitiated or rendered invalid or if payment of the policy moneys thereunder is refused as a result of any act or default of the Agent; and

    (iii) the Vendor shall continue to pay the Guaranteed Monthly Rental to the Purchaser in full notwithstanding the occurrence of the events or circumstances stated above for so long as the BI Policy remains in full force and effect (unless the BI Policy is vitiated or rendered invalid or if payment of the policy moneys thereunder is refused as a result of any act or default of the Agent) and subject only to the deduction (if applicable) referred to in paragraph (ii) above.

6.4 Any substantial building and/or renovation works to the Property or any part thereof ("Substantial Works") shall require the joint approval of the Vendor and the Purchaser. If Substantial Works are required (whether initiated by the Purchaser or required by applicable law or relevant governmental authorities), the Vendor and the Purchaser shall jointly appoint an independent firm of qualified surveyors in Hong Kong to assess the loss of rental as a result of such Substantial Works (the "Rental Loss") and the Vendor shall be entitled to deduct the Rental Loss from the Guaranteed Monthly Rental next due and payable following the assessment. The assessment of the surveyors shall be final and binding on the parties and the costs of the surveyor shall be borne by the Vendor and the Purchaser in equal shares.

7. Save with the prior written consent of the Vendor and the Purchaser (such consents not to be unreasonably withheld or delayed), the Vendor shall procure that the Agent shall not carry out any substantial building or renovation works to the Property or any part thereof.

8. This Deed shall be a continuing undertaking for the Guaranteed Period unless earlier terminated in any of the following events:- (i) on the termination by the Purchaser (as the Owner under the Deed of Appointment) of the appointment of the Agent under Clause 15 (a) of the Deed of Appointment or (ii) upon TMW Asia Property Fund I GmbH & Co., KG. ceasing to be the ultimate beneficial owner of at least 50% of the entire issued share capital of the Purchaser, or (iii) the Purchaser ceasing to be the legal and/or beneficial owner of the Property, and calculation of the amount payable by the Vendor to the Purchaser under Clause 2 shall be pro-rated to the date of expiry of the Guaranteed Period or the date of termination, whichever is the earlier.

9. The last installment of the Guaranteed Monthly Rental shall be payable on the last day of the Guaranteed Period or on the date on which this Deed is terminated, whichever is the earlier, after deducting any sum provided in Clause 6 (if applicable). The Vendor shall provide an apportionment account to the Purchaser on or before the date of payment of the last instalment of the Guaranteed Monthly Rental.

10. (1) In consideration of the Purchaser entering into the Agreement and this Deed with the Vendor, the Guarantor hereby :-

     (a) guarantees to the Purchaser the due and punctual performance and observance by the Vendor of its obligations, commitments and undertakings under and/or pursuant to this Deed;

     (b) indemnifies the Purchaser against all and any actions, proceedings, claims, liabilities, losses, damages, costs and expenses which the Purchaser may suffer or incur as a result of or in relation to any breach or default by the Vendor of its obligations, commitments or undertakings under or pursuant to this Deed.

     (2) If and whenever the Vendor defaults for any reason whatsoever in the performance of any of its obligation or liability undertaken or expressed to be undertaken by it under or pursuant to this Deed, the Guarantor shall forthwith upon written demand from the Purchaser perform (or procure performance of) and satisfy (or procure the satisfaction of) the obligation or liability in regard to which such default has been made in the manner prescribed by this Deed and so that the same benefits shall be conferred on the Purchaser as it would have received if such obligation or liability had been duly performed and satisfied by the Vendor.

     (3) As a separate and independent stipulation, the Guarantor agrees that any obligation expressed to be undertaken by the Vendor (including, without limitation, any moneys expressed to be payable under this Deed) which may not be enforceable against or recoverable from the Vendor by reason of any legal limitation, disability or incapacity on or of the Vendor or any other fact or circumstance shall nevertheless be enforceable against and recoverable from the Guarantor as though the same had been incurred by the Guarantor and the Guarantor was the sole or principal obligor in respect thereof and shall be performed or paid or procured to be performed and paid by the Guarantor on written demand from Purchaser.

     (4) The obligations of the Guarantor under this Deed are and will remain in full force and effect by way of continuing security until all obligations, commitments, undertakings, warranties and indemnities under this Deed shall have been performed or satisfied and no sum remains payable by the Vendor under or pursuant to this Deed.

     (5) The Guarantor shall not be discharged, nor shall its liabilities be affected, by anything, which would not discharge it or affect its liability if it were the sole principal debtor including, any time, indulgence, waiver or consent at any time given to the Vendor or any other person; any written amendment to any provision of this Deed (unless without consent of the Guarantor) ,the making or absence of any demand on the Vendor or any other person for payment, the enforcement or absence of enforcement of this Deed against the Vendor, the insolvency, winding-up, amalgamation, reconstruction or reorganisation of the Vendor (or the commencement of any of the foregoing), the illegality, invalidity or unenforceability of or any defect in any provision of this Deed or any of the obligations of the Vendor, or by reason of any other dealing, matter or thing which, but for the provisions of this Clause 10(5), could or might operate to affect or discharge all or any part of the obligations and liabilities of the Guarantor hereunder.

11. No failure or delay on the part of the Vendor or the Purchaser to exercise any power, right or remedy under this Deed shall operate as a waiver thereof, nor shall any single or partial exercise by the Vendor or the Purchaser of any power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy. The remedies provided in this Deed are cumulative and are not exclusive of any remedies provided by law.

12. No assurance, security or payment which may be avoided under any enactment relating to bankruptcy or winding up and no release, settlement or discharge which may have been given or made on the faith of any such assurance, security or payment shall prejudice or affect the rights of the Vendor or the Purchaser to recover from the other party or from the Guarantor to the full extent of this Deed.

13. This document is to be returnable to the Vendor for cancellation when all obligations, commitments, undertakings, warranties and indemnities under this Deed shall have been performed or satisfied and no sum remains payable by the Vendor under or pursuant to this Deed.

14. This Deed is personal to the Purchaser and neither the benefit nor the obligations hereof shall be assigned by the Purchaser provided that the Purchaser may assign its rights and benefits under this Deed in favour of the mortgagees from time to time of the Property and the mortgagees of the Purchaser may also assign the rights and benefits of this Deed when it exercises the power of sale to the subsequent purchaser but not further or otherwise.

15. If the Purchaser terminates the appointment of the Agent pursuant to Clause 15(c) of the Deed of Appointment, the Guarantor shall nominate three companies (which may be subsidiaries of the Guarantor) to act as the agent of the Purchaser for the remainder of the Guaranteed Period on the same terms and conditions as the Deed of Appointment. The Purchaser may in its discretion appoint one of the companies nominated by the Guarantor or such other company as the Purchaser may consider appropriate to be the replacement agent provided that if the Purchaser elects to appoint a company not nominated by the Guarantor then the Vendor and the Guarantor shall forthwith cease to have any further obligations under this Deed.

16. This Deed shall be governed by and construed in accordance with the laws of Hong Kong and the parties hereto agree to submit to the non-exclusive jurisdiction of the courts of Hong Kong.

17. The Vendor hereby expressly excepts and reserves unto itself the right, after the Guaranteed Period, at its own costs and expense to claim from the Tenants/Licensees of the Property any arrears of rent and other monies due and owing under the Letting Agreements up to and inclusive of the date of expiry of the Guaranteed Period and all damages in respect of any breach of the Letting Agreements before expiry of the Guaranteed Period. The Purchaser shall give all reasonable assistance to the Vendor to recover such arrears of rent and other monies from the Tenants/Licensees on condition that the Vendor pays all costs and expenses in connection with such recovery. The obligations of the Purchaser contained in this Clause shall remain effective notwithstanding the expiry of the Guaranteed Period. In the event the Tenants/Licensees shall settle and pay to the Purchaser any arrears of rent (which accrued on or before the date of expiry of the Guaranteed Period) the Purchaser shall account and refund to the Vendor such arrears of rent collected by the Purchaser within days of receipt.

                                    SCHEDULE
                                    --------

                                    The Land
                                    --------

ALL THAT Portion of the Remaining Portion of Quarry Bay Marine Lot No.1 as shown coloured Red on Plan 1 annexed to the Lease (as defined in the Agreement)

                                  The Premises
                                  ------------

ALL THOSE the following portions of the building known as Dorset House (which comprises a 4 level basement car park, a podium and 2 contiguous tower blocks above the podium) (the "Building") erected on Portions of Section S and the Remaining Portion of Quarry Bay Marine Lot No. I:

(1) All Those portions of the Building now known as PCCW Tower (formerly known at the date of the Lease as Hongkong Telecom Tower (Tower A)) as shown coloured Yellow on Plans 2 to 51 annexed to an Agreement for Lease dated 21st May 1992 and registered in the Land Registry by Memorial No.5342490 as supplemented by a Supplemental Agreement dated 13th December 2000 and registered in the Land Registry by Memorial No.8276621 and the Lease dated 13th December 2000 and registered in the Land Registry by Memorial No.8276622 as rectified by a Deed of Rectification and Confirmation dated 12th March 2001 and registered in the Land Registry by Memorial No8340656 issued pursuant thereto (the Lease Memorial No8340656 as so rectified "the Lease"); and

2) All Those loading and unloading bays on the Ground Floor of the Building as shown coloured Yellow hatched Black on Plan 6 annexed to the Lease; and

(3) All Those car parking spaces on Basement Levels 1 to 4 of the Building as shown coloured Yellow hatched Black on Plans 2 to 5 annexed to the Lease

HELD for the residue of the term created under the Lease.

IN WITNESS the parties hereto have caused these presents to be duly executed the day and year first above written.

SEALED with the Common Seal of                    )
PARTNER LINK INVESTMENTS                          )
LIMITED and SIGNED by                             )
                                                  )
director(s)/person(s) duly authorized by its      )
board of directors whose signature(s) is/are      )
verified by/in the presence of:                   )




SEALED with the Common Seal of                    )
RICHLY LEADER LIMITED and                         )
SIGNED by                                         )
                                                  )
director(s)/person(s) duly authorized by its      )
board of directors whose signature(s) is/are      )
verified by/in the presence of:                   )




SEALED with the Common Seal of                    )
IPSWICH HOLDINGS LIMITED Pad                      )
SIGNED by                                         )
                                                  )
director(s)/person(s) duly authorized by its      )
board of directors whose signature(s) is/are      )
verified by/in the presence of:                   )

                Dated the         day of                    200
                ------------------------------------------------


                        PARTNER LINK INVESTMENTS LIMITED

                                      and
                             RICHLY LEADER LIMITED

                                      and

                            IPSWICH HOLDINGS LIMITED

                              --------------------
                                      DEED

                                       OF

                                RENTAL GUARANTEE
                              -------------------



                               WOO, KWAN, LEE & LO
                             Solicitors & Notaries
                         Room 2801, Sun Hung Kai Centre,
                                30 Harbour Road,
                               Wanchai, Hong Kong.

                              (19-1 1-2004)(final)
                        Our Ref: SHK/KFM/LYF/CH/R4R305021

                      Dated the 21st day of December 2004



                        PARTNER LINK INVESTMENTS LIMITED

                                       And

                              RICHLY LEADER LIMITED




                    ***************************************


                         Agreement for Sale and Purchase


                    ***************************************














                                               WOO, KWAN, LEE & LO,
                                               Solicitors & Notaries
                                          Room 2801, Sun Hung Kai Centre,
                                                 30 Harbour Road,
                                                Wanchai, Hong Kong.

                                          Ref.: SHK/HFM/LYF/CH/R4R305021
                                                 19.11.04 (final)